UNITED STATES BANKRUPTCY COURT

         SOUTHERN DISTRICT OF NEW YORK
         ----------------------------------x

         In re                             :
                                               Chapter 11 Case No.
         THE LESLIE FAY COMPANIES, INC.,   :   93 B 41724 et seq. (TLB)
              et al.,                          (Jointly Administered)
                                           :
              Debtors.
         ----------------------------------x








                      FOURTH AMENDED AND RESTATED JOINT PLAN
                      OF REORGANIZATION FOR DEBTORS PURSUANT
                       TO CHAPTER 11 OF THE UNITED STATES
              BANKRUPTCY CODE PROPOSED BY DEBTORS AND CREDITORS' COMMITTEE








         WEIL, GOTSHAL & MANGES LLP   WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors        Attorneys for the Official
           in Possession                Committee of Unsecured Creditors
         767 Fifth Avenue               of The Leslie Fay Companies, Inc.
         New York, New York 10153     51 West 52nd Street
         (212) 310-8000               New York, New York 10019
                                      (212) 403-1000







                                 TABLE OF CONTENTS

                                                                     Page

         ARTICLE I
         DEFINITIONS...............................................    1
              1.1    Administrative Expense Claim..................    1
              1.2    Affiliate.....................................    1
              1.3    Allowed Administrative Expense Claim..........    1
              1.4    Allowed Bank Claim............................    1
              1.5    Allowed Claim.................................    1
              1.6    Allowed General Unsecured Claim...............    1
              1.7    Allowed Priority Non-Tax Claim................    2
              1.8    Allowed Priority Tax Claim....................    2
              1.9    Allowed Secured Claim.........................    2
              1.10   Allowed Senior Note Claim.....................    2
              1.11   Allowed Senior Subordinated Note Claim........    2
              1.12   Allowed Unsecured Claim.......................    2
              1.13   Amended Bylaws of Reorganized Leslie Fay......    2
              1.14   Amended Certificate of Incorporation of
                       Reorganized Leslie Fay......................    2
              1.15   Ballot........................................    2
              1.16   Ballot Date...................................    2
              1.17   Bank Cash Amount..............................    2
              1.18   Bank Claim....................................    2
              1.19   Bank Leslie Fay Stock Amount..................    3
              1.20   Bank LFC Fraction.............................    3
              1.21   Bank Sassco Note Amount.......................    3
              1.22   Bank Sassco Stock Amount......................    3
              1.23   Bankruptcy Code...............................    3
              1.24   Bankruptcy Court..............................    3
              1.25   Bankruptcy Rules..............................    3
              1.26   Business Day..................................    4
              1.27   Cash..........................................    4
              1.28   Cash Available for Distribution...............    4
              1.29   Cash Equivalents..............................    4
              1.30   Castleberry Assets............................    4
              1.31   Castleberry Division..........................    4
              1.32   Castleberry Liabilities.......................    4
              1.33   Chapter 11 Cases..............................    4
              1.34   Claim.........................................    4
              1.35   Class.........................................    4
              1.36   Class Action..................................    4
              1.37   Collateral....................................    4
              1.38   Confirmation Date.............................    4
              1.39   Confirmation Order............................    5
              1.40   Consummation Cash Shortfall Amount............    5
              1.41   Convenience Claims............................    5
              1.42   Creditor......................................    5
              1.43   Creditor Representative.......................    5









                                                                     Page

              1.44   Creditors' Committee..........................    5
              1.45   Debtor........................................    5
              1.46   Debtor in Possession..........................    5
              1.47   Deferred Professionals........................    5
              1.48   Derivative Action.............................    5
              1.49   Derivative Action Board.......................    5
              1.50   Disbursement Account(s).......................    5
              1.51   Disbursing Agent..............................    6
              1.52   Disclosure Statement..........................    6
              1.53   Disputed Claim................................    6
              1.54   Dress and Sportswear Assets...................    6
              1.55   Effective Date................................    6
              1.56   Effective Date Anniversary....................    6
              1.57   Entity........................................    6
              1.58   Equity Committee..............................    6
              1.59   Equity Interest...............................    6
              1.60   Final Distribution Date.......................    6
              1.61   Final Order...................................    6
              1.62   General Unsecured Cash Amount.................    7
              1.63   General Unsecured Claim.......................    7
              1.64   General Unsecured Leslie Fay Stock Amount.....    7
              1.65   General Unsecured LFC Fraction................    7
              1.66   General Unsecured Sassco Note Amount..........    7
              1.67   General Unsecured Sassco Stock Amount.........    7
              1.68   Guarantee.....................................    7
              1.69   Hue...........................................    7
              1.70   Hue Equity Interest...........................    7
              1.71   Intercompany Affiliate........................    7
              1.72   Intercompany Affiliate Claim..................    7
              1.73   Leslie Fay....................................    7
              1.74   Leslie Fay Assets.............................    7
              1.75   Leslie Fay Dress Division.....................    7
              1.76   Leslie Fay Equity Interest....................    8
              1.77   Leslie Fay Intellectual Property..............    8
              1.78   Leslie Fay Liabilities........................    8
              1.79   Leslie Fay Sportswear Division................    8
              1.80   Levine........................................    8
              1.81   Levine Employment Agreement...................    8
              1.82   Licensing.....................................    8
              1.83   Licensing Equity Interest.....................    8
              1.84   Lien..........................................    8
              1.85   New Castleberry...............................    8
              1.86   New Castleberry Bylaws........................    8
              1.87   New Castleberry Certificate of Incorporation..    8
              1.88   New Castleberry Common Stock..................    8
              1.89   New Sassco....................................    8
              1.90   New Sassco Bylaws.............................    8
              1.91   New Sassco Certificate of Incorporation.......    8
              1.92   New Sassco Common Stock.......................    9
              1.93   New Sassco Credit Agreement...................    9









                                                                     Page

              1.94   New Sassco EBIT...............................    9
              1.95   New Sassco Indenture..........................    9
              1.96   New Sassco Indenture Trustee..................    9
              1.97   New Sassco Intercompany Note..................    9
              1.98   New Sassco Lender.............................    9
              1.99   New Sassco Management Options.................    9
              1.100  New Sassco Management Recipients..............    9
              1.101  New Sassco Notes..............................    9
              1.102  New Sassco Registration Rights Agreement......    9
              1.103  New Securities................................    9
              1.104  New Securities Available for Distribution.....    9
              1.105  1986 Stock Option Plan........................   10
              1.106  Nipon Agreement...............................   10
              1.107  Nipon Trademarks..............................   10
              1.108  Outlander.....................................   10
              1.109  Person........................................   10
              1.110  Petition Date.................................   10
              1.111  Plan..........................................   10
              1.112  Plan Administration Agreement.................   10
              1.113  Plan Administrator............................   10
              1.114  Plan Assets...................................   10
              1.115  Plan Supplement...............................   10
              1.116  Pomerantz.....................................   11
              1.117  Priority Non-Tax Claim........................   11
              1.118  Priority Tax Claim............................   11
              1.119  Proponents....................................   11
              1.120  Pro Rata Bank Fraction........................   11
              1.121  Pro Rata General Unsecured Fraction...........   11
              1.122  Pro Rata Senior Note Fraction.................   11
              1.123  Pro Rata Senior Subordinated Fraction.........   11
              1.124  Pro Rata Share................................   11
              1.125  Reorganized Leslie Fay........................   11
              1.126  Reorganized Leslie Fay Common Stock...........   11
              1.127  Reorganized Leslie Fay Credit Agreement.......   11
              1.128  Reorganized Leslie Fay Earnings Adjustment....   11
              1.129  Reorganized Leslie Fay EBITDA.................   12
              1.130  Reorganized Leslie Fay Lender.................   12
              1.131  Reorganized Leslie Fay Licensing Agreement....   12
              1.132  Reorganized Leslie Fay Licensing Company......   12
              1.133  Reorganized Leslie Fay Licensing Company
                       By-Laws.....................................   12
              1.134  Reorganized Leslie Fay licensing Company
                       Certificate of Incorporation................   12
              1.135  Reorganized Leslie Fay Licensing Company
                       Common Stock................................   12
              1.136  Reorganized Leslie Fay Net Asset Amount.......   12
              1.137  Reorganized Leslie Fay Operating Company......   12
              1.138  Reorganized Leslie Fay Operating Company
                       Bylaws......................................   12
              1.139  Reorganized Leslie Fay Operating Company
                       Certificate of Incorporation................   12
              1.140  Reorganized Leslie Fay Operating Company
                       Common Stock................................   12
              1.141  Reorganized Leslie Fay Operating Company
                       Liabilities.................................   12
              1.142  Reorganized Leslie Fay Registration Rights
                       Agreement...................................   12
              1.143  Reorganized Leslie Fay Senior Managers........   13









                                                                     Page

              1.144  Reorganized Leslie Fay Stock Options..........   13
              1.145  Reorganized Leslie Fay Target EBITDA..........   13
              1.146  Retail (Alabama)..............................   13
              1.147  Retail (Alabama) Equity Interest..............   13
              1.148  Retail (California)...........................   13
              1.149  Retail (California) Equity Interest...........   13
              1.150  Retail Debtor.................................   13
              1.151  Retail (Iowa).................................   13
              1.152  Retail (Iowa) Equity Interest.................   13
              1.153  Retail Outlets................................   13
              1.154  Retail Outlets Equity Interest................   13
              1.155  Retail (Tennessee)............................   13
              1.156  Retail (Tennessee) Equity Interest............   13
              1.157  Retiree.......................................   13
              1.158  Retiree Administrative Claim..................   13
              1.159  Retiree Benefit Plans.........................   13
              1.160  Revolving Credit Notes........................   13
              1.161  Rights........................................   13
              1.162  Rights Agreement..............................   13
              1.163  Sassco........................................   14
              1.164  Sassco Assets.................................   14
              1.165  Sassco Labilities.............................   14
              1.166  Schedule of Leslie Fay and Castleberry
                       Assets and Liabilities......................   14
              1.167  Schedule of Sassco Assets and Liabilities.....   14
              1.168  Schedules.....................................   14
              1.169  Secured Claim.................................   14
              1.170  Securities Act................................   14
              1.171  Senior Bank Fraction..........................   14
              1.172  Senior Note Cash Amount.......................   14
              1.173  Senior Note Claim.............................   15
              1.174  Senior Note Documents.........................   15
              1.175  Senior Note Fraction..........................   15
              1.176  Senior Note Leslie Fay Stock Amount...........   15
              1.177  Senior Note LFC Fraction......................   15
              1.178  Senior Note Sassco Note Amount................   15
              1.179  Senior Note Sassco Stock Amount...............   15
              1.180  Senior Notes..................................   16
              1.181  Senior Subordinated LFC Fraction..............   16
              1.182  Senior Subordinated Note Claim................   16
              1.183  Senior Subordinated Notes.....................   16
              1.184  Special Sassco Assets.........................   16
              1.185  Spitalnick....................................   16
              1.186  Spitalnick Equity Interest....................   16
              1.187  Statutorily Subordinated Claims...............   16
              1.188  Statutory Lien Claim..........................   16
              1.189  Stock Option..................................   16
              1.190  Subsidiary....................................   16
              1.191  Subsidiary Guaranty Claims....................   16
              1.192  Taxes.........................................   16
              1.193  Unsecured Claim...............................   16









                                                                     Page

              1.194  Working Capital Adjustment....................   17
              1.195  Other Definitions.............................   17

         ARTICLE II
         COMPROMISE AND SETTLEMENT OF DISPUTES;
         SUBSTANTIVE CONSOLIDATION OF DEBTORS;
         ASSUMPTION OF OBLIGATION UNDER THE PLAN...................   17

              2.1    Compromise and Settlement.....................   17
              2.2    Substantive Consolidation.....................   17
              2.3    Cancellation of Intercompany Claims...........   17

         ARTICLE III
         SEPARATION OF SASSCO AND LESLIE FAY.......................   17
              3.1    Merger and Consolidation......................   17
              3.2    Effective Date Transactions...................   17
              3.3    Post-Effective Date Adjustment................   19

         ARTICLE IV
         NEW SASSCO MATTERS........................................   19
              4.1    New Sassco Management Options.................   19
              4.2    Levine Employment.............................   19
              4.3    New Sassco Credit Agreement...................   19
              4.4    New Sassco Registration Rights Agreement......   19
              4.5    Certain Corporate Governance Matters..........   19
                     (a)  Organization.............................   19
                     (b)  Board of Directors.......................   19
                     (c)  Certain Transactions.....................   20
              4.6    Miscellaneous.................................   20
              4.7    Additional Stock Options......................   20

         ARTICLE V
         REORGANIZED LESLIE FAY MATTERS............................   20
              5.1    Employment Contracts..........................   20
              5.2    Reorganized Leslie Fay Stock Options..........   21
              5.3    Additional Pomerantz Arrangements.............   21
              5.4    Board of Directors............................   21
              5.5    Reorganized Leslie Fay Credit Agreement.......   21
              5.6    Reorganized Leslie Fay Registration Rights
                          Agreement................................   21

         ARTICLE VI
         PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
         EXPENSE CLAIMS AND PRIORITY TAX CLAIMS....................   21
              6.1    Administrative Expense Claims.................   21
              6.2    Compensation and Reimbursement Claims.........   22
              6.3    Payment of Priority Tax Claims................   22

         ARTICLE VII
         CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.............   22









                                                                     Page

         ARTICLE VIII
         PROVISIONS FOR TREATMENT OF
         PRIORITY NON-TAX CLAIMS (CLASS 1).........................   23
              8.1    Payment of Allowed Priority Non-Tax Claims....   23

         ARTICLE IX
         PROVISIONS FOR TREATMENT OF
         SECURED CLAIMS (CLASS 2)..................................   23
              9.1    Payment of Secured Claims.....................   23

         ARTICLE X
         PROVISIONS FOR ALLOWANCE AND
         TREATMENT OF BANK CLAIMS (CLASS 3)........................   23
              10.1   Allowance of Bank Claims......................   23
              10.2   Payment of Allowed Bank Claims................   24

         ARTICLE XI
         PROVISIONS FOR ALLOWANCE AND
         TREATMENT OF SENIOR NOTE CLAIMS (CLASS 4).................   24
              11.1   Allowance of Senior Note Claims...............   24
              11.2   Payment of Allowed Senior Note Claims.........   24

         ARTICLE XII
         PROVISIONS FOR ALLOWANCE AND TREATMENT OF
         SENIOR SUBORDINATED NOTE CLAIMS (CLASS 5).................   24
              12.1   Allowance of Senior Subordinated Note Claims..   24
              12.2   Payment of Senior Subordinated Note Claims....   24

         ARTICLE XIII
              [Intentionally Omitted.].............................   25

         ARTICLE XIV
         PROVISION FOR TREATMENT OF GENERAL
         UNSECURED CLAIMS (CLASS 6)................................   25
              14.1   Payment of Allowed General Unsecured Claims...   25
              14.2   Allowed Claims of Two Hundred Fifty Dollars
                       or More.....................................   25

         ARTICLE XV
         PROVISIONS FOR TREATMENT
         OF CONVENIENCE CLAIMS (CLASS 7)...........................   25

         ARTICLE XVI
         PROVISIONS FOR TREATMENT OF
         STATUTORILY SUBORDINATED CLAIMS (CLASS 8).................   26

         ARTICLE XVII
         PROVISIONS FOR TREATMENT OF
         LESLIE FAY EQUITY INTERESTS (CLASS 9).....................   26









                                                                     Page

         ARTICLE XVIII
         PROVISIONS FOR TREATMENT OF
         HUE EQUITY INTERESTS (CLASS 10)...........................   26

         ARTICLE XIX
         PROVISIONS FOR TREATMENT OF
         SPITALNICK EQUITY INTERESTS (CLASS 11)....................   26

         ARTICLE XX
         PROVISIONS FOR TREATMENT OF
         LICENSING EQUITY INTERESTS (CLASS 12).....................   26

         ARTICLE XXI
         PROVISIONS FOR TREATMENT OF
         RETAIL OUTLETS EQUITY INTERESTS (CLASS 13)................   27

         ARTICLE XXII
         PROVISIONS FOR TREATMENT OF
         RETAIL (ALABAMA) EQUITY INTERESTS (CLASS 14)..............   27

         ARTICLE XXIII
         PROVISIONS FOR TREATMENT OF
         RETAIL (CALIFORNIA) EQUITY INTERESTS (CLASS 15)...........   27

         ARTICLE XXIV
         PROVISIONS FOR TREATMENT OF
         RETAIL (IOWA) EQUITY INTERESTS (CLASS 16).................   27

         ARTICLE XXV
         PROVISIONS FOR TREATMENT OF
         RETAIL (TENNESSEE) EQUITY INTERESTS (CLASS 17)............   27

         ARTICLE XXVI
         PROVISIONS FOR TREATMENT OF
         DISPUTED CLAIMS UNDER THE PLAN............................   28
              26.1   Objections to Claims; Prosecution of
                       Disputed Claims.............................   28
              26.2   Estimation of Claims..........................   28
              26.3   Payments and Distributions on Disputed
                       Claims......................................   28

         ARTICLE XXVII
         PROSECUTION OF CLAIMS HELD BY THE DEBTORS.................   29
              27.1   Prosecution of Claims.........................   29
              27.2   Net Payment by Defendants.....................   29

         ARTICLE XXVIII
         ACCEPTANCE OR REJECTION OF PLAN;
         EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS......   29
              28.1   Impaired Classes to Vote......................   29
              28.2   Acceptance by Class of Creditors..............   30
              28.3   Cramdown......................................   30









                                                                     Page

         ARTICLE XXIX
         IDENTIFICATION OF CLAIMS AND
         EQUITY INTERESTS NOT IMPAIRED BY THE PLAN.................   30
              29.1   Unimpaired Classes............................   30
              29.2   Impaired Classes to Vote on Plan..............   30
              29.3   Controversy Concerning Impairment.............   30

         ARTICLE XXX
         PROVISIONS FOR TIMING OF DISTRIBUTIONS....................   30
              30.1   Time and Manner of Payments...................   30
                     (a)  Initial Payments.........................   30
                     (b)  Quarterly Payments.......................   30
              30.2   Timeliness of Payments........................   31
              30.3   Distributions by Disbursing Agent.............   31
              30.4   Calculation of Distribution Amounts of
                       Securities..................................   31
              30.5   Delivery of Distributions.....................   31
              30.6   Undeliverable Distributions...................   31
                     (a)  Holding of Undeliverable Distributions...   31
                     (b)  Failure to Claim Undeliverable
                            Distributions..........................   31
              30.7   Compliance with Tax Requirements..............   32
              30.8   Time Bar to Cash Payments.....................   32
              30.9   Distributions After Effective Date............   32
              30.10  Set-Offs......................................   32
              30.11  Surrender and Cancellation of Instruments.....   32
              30.12  De Minimis Distributions......................   32
              30.13  HSR Compliance................................   32
              30.14  Termination of Subordination Rights and
                       Settlement of Related Claims and
                       Controversies...............................   33

         ARTICLE XXXI
         RIGHTS AND POWERS OF DISBURSING AGENT.....................   33
              31.1   Exculpation...................................   33
              31.2   Powers of the Disbursing Agent................   33
              31.3   Expenses Incurred From and After the
                       Effective Date..............................   33
              31.4   Method of Payment.............................   33

         ARTICLE XXXII
         THE PLAN ADMINISTRATOR....................................   34
              32.1   Appointment of Plan Administrator.............   34
              32.2   Responsibilities of Plan Administrator........   34
              32.3   Powers of Plan Administrator..................   34
              32.4   Compensation of Plan Administrator............   34
              32.5   Termination of Plan Administrator.............   34

         ARTICLE XXXIII
         COMMITTEES................................................   34
              33.1   Creditors' Committee Composition and Term.....   34
              33.2   Duties and Powers of the Creditors'
                       Committee...................................   35
              33.3   Equity Committee..............................   35
              33.4   Dissolution of Derivative Action Board........   35









                                                                     Page

         ARTICLE XXXIV
         EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................   35
              34.1   Assumption of Executory Contracts and
                       Unexpired Leases............................   35
              34.2   Cure of Defaults for Assumed Executory
                       Contracts and Unexpired Leases..............   35
              34.3   Rejection Damage Claims.......................   35

         ARTICLE XXXV
         CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN.........   36
              35.1   Conditions Precedent to Effective Date of
                       the Plan....................................   36
                     (a)  Entry of the Confirmation Order..........   36
                     (b)  Post-Consummation New Sassco Financing...   36
                     (c)  Post-Consummation Reorganized Leslie
                            Fay Financing..........................   36
                     (d)  Execution of Documents; Other Actions....   36
                     (e)  Appointment of Plan Administrator........   36
                     (f)  Amendment to Reorganized Leslie Fay
                            Certificate of Incorporation;
                            Incorporation of Reorganized Leslie
                            Fay Operating Company, Reorganized
                            Leslie Fay Licensing Company and
                            New Castleberry........................   36
                     (g)  Incorporation of New Sassco..............   36
                     (h)  Allowed Amount of Claims.................   36
                     (i)  Satisfaction of Debtor in Possession
                            Financing..............................   37
              35.2   Waiver of Conditions Precedent................   37

         ARTICLE XXXVI
         PROVISIONS FOR THE ESTABLISHMENT
         AND MAINTENANCE OF DISBURSEMENT ACCOUNTS..................   37
              36.1   Establishment of Disbursement Account.........   37
              36.2   Maintenance of Disbursement Account(s)........   37

         ARTICLE XXXVII
         EFFECT OF CONFIRMATION....................................   37
              37.1   Reorganized Leslie Fay Authority..............   37
                     (a)  General Authority........................   37
                     (b)  Compromise and Settlement of Certain
                            Class of Controversies.................   37
              37.2   Title to Assets; Discharge of Liabilities.....   38
              37.3   Discharge of Debtors..........................   38
              37.4   Injunction....................................   38
              37.5   Term of Existing Injunctions or Stays.........   38
              37.6   Limited Release of Directors, Officers and
                       Employees...................................   38
              37.7   Exculpation...................................   38
              37.8   Preservation of Rights of Action..............   39
              37.9   Injunction....................................   39

         ARTICLE XXXVIII
         RETENTION OF JURISDICTION.................................   39
              38.1   Retention of Jurisdiction.....................   39
              38.2   Modification of Plan..........................   40

         ARTICLE XXXIX
         PROVISIONS FOR MANAGEMENT.................................   40
              39.1   Directors.....................................   40









                                                                     Page

              39.2   Officers......................................   41
              39.3   Employment Contracts..........................   41

         ARTICLE XL
         ARTICLES OF INCORPORATION AND BY-LAWS OF THE DEBTORS......   41
              40.1   Amendment of Articles of Incorporation and
                       By-Laws.....................................   41

         ARTICLE XLI
         MISCELLANEOUS PROVISIONS..................................   41
              41.1   Payment of Statutory Fees.....................   41
              41.2   Retiree Benefits..............................   41
              41.3   Post-Effective Date Fees and Expenses.........   41
              41.4   Severability..................................   41
              41.5   Governing Law.................................   42
              41.6   Notices.......................................   42
              41.7   Closing of Cases..............................   42
              41.8   Section Headings..............................   43

         Exhibit A   Certain Terms of, and Restrictions on, New Sassco
                     Management Options

         Exhibit B   Principal Terms of Levine Employment Agreement

         Exhibit C   Reorganized Leslie Fay Employment Arrangements

         Exhibit D   Reorganized Leslie Fay Stock Options






























                   The Leslie Fay Companies, Inc., Hue, Inc., Spitalnick Corp., Leslie Fay Licensing Corp., Leslie Fay Retail Outlets, Inc., Leslie Fay Factory Outlet (Alabama), Inc., Leslie Fay Factory Outlet (California), Inc., Leslie Fay Factory Outlet
         (Iowa), Inc., Leslie Fay Factory Outlet (Tennessee), Inc. and The Official Committee of Unsecured Creditors of The Leslie Fay Companies, Inc. hereby propose the following plan of reorganization pursuant to sections 1121(a) and (c) and 1123 of the Bankruptcy Code.


                                    ARTICLE I

                                   DEFINITIONS

                   As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

                   1.1 Administrative Expense Claim. Any Claim constituting a cost or expense of administration of the Chapter 11 Cases asserted under section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors in Possession, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses or for the acquisition or lease of property or the procurement or rendition of services, any costs and expenses of the Debtors in Possession for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, the administration, prosecution or defense of Claims by or against the Debtors and for distributions under the Plan, any Claims for compensation and reimbursement of expenses arising during the period from and after the Petition Date and prior to the Effective Date or otherwise in accordance with the provisions of the Plan, and any fees or charges assessed against the Debtors' estates under section 1930, chapter 123, Title 28, United States Code.

                   1.2 Affiliate. Any Entity that is an "affiliate" of a Debtor within the meaning of section 101(2) of the Bankruptcy Code.

                   1.3  Allowed Administrative Expense Claim.  An
         Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

                   1.4 Allowed Bank Claim. A Bank Claim, to the extent it is or has become an Allowed Claim.

                   1.5  Allowed Claim.  Any Claim against a Debtor, (a)
         (i) proof of which was filed (x) in the case of the Retail Debtors, on or before December 12, 1995, the date designated by the Bankruptcy Court as the last date for filing proofs of claim against the Retail Debtors, (y) in the case of the other Debtors, on or before December 10, 1993, the date designated by the Bankruptcy Court as the last date for filing proofs of claim against such other Debtors or (z) in either case, such other date as has been authorized by an order of the Bankruptcy Court, or (ii) if no proof of Claim has been timely filed, which has been or hereafter is listed by a Debtor in its Schedules as liquidated in amount and not disputed or contingent and (iii) whether or not a proof of claim has been filed, a Claim as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order or (b) in the case of Bank Claims, Senior Note Claims and Senior Subordinated Note Claims, allowed pursuant to Sections 10.1, 11.1, and 12.1 hereof, respectively. For purposes of determining the amount of an "Allowed Claim", there shall be deducted therefrom an amount equal to the amount of any claim which a Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to section 553 of the Bankruptcy Code.

                   1.6 Allowed General Unsecured Claim. A General Unsecured Claim, to the extent it is or has become an Allowed Claim.










                   1.7 Allowed Priority Non-Tax Claim. A Priority Non-Tax Claim, to the extent it is or has become an Allowed Claim.

                   1.8 Allowed Priority Tax Claim. A Priority Tax Claim, to the extent it is or has become an Allowed Claim.

                   1.9 Allowed Secured Claim. A Secured Claim, to the extent it is or has become an Allowed Claim.

                   1.10 Allowed Senior Note Claim. A Senior Note Claim, to the extent it is or has become an Allowed Claim.

                   1.11 Allowed Senior Subordinated Note Claim. A Senior Subordinated Note Claim, to the extent it is or has become an Allowed Claim.

                   1.12 Allowed Unsecured Claim. An Unsecured Claim, to the extent it is or has become an Allowed Claim.

                   1.13 Amended Bylaws of Reorganized Leslie Fay. The amended bylaws of Reorganized Leslie Fay, which amended bylaws shall be in substantially the form included in the Plan
         Supplement.

                   1.14 Amended Certificate of Incorporation of Reorganized Leslie Fay. The Certificate of Incorporation of Reorganized Leslie Fay, as amended, which certificate of incorporation shall be in substantially the form included in the Plan Supplement.

                   1.15 Ballot. The form distributed to holders of impaired Claims on which such holders indicate acceptance or rejection of the Plan and any election for treatment of such impaired Claim provided under the Plan.

                   1.16 Ballot Date. The date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of the Plan or elections for alternative treatment under the Plan must be received.

                   1.17  Bank Cash Amount.  The sum of:

                   (a)   The product of:

                         (i)  the Cash Available for Distribution times

                        (ii)  the Pro Rata Bank Fraction, plus

                   (b)  The product of:

                        a. the Cash Available for Distribution times the Pro Rata Senior Subordinated Fraction, times

                        b.    the Senior Bank Fraction.

                   1.18 Bank Claim. Any Claim against any Debtor arising under or governed by that certain Financing Agreement, dated as of January 15, 1992, by and among Leslie Fay, Chemical Bank, Manufacturers Hanover Trust Company, Marine Midland Bank, National Westminster Bank USA, The Bank of New York and Chemical Bank, as Agent, as amended, supplemented or otherwise modified, including, without limitation, any Claim arising from or related to the Revolving Credit Notes.









                   1.19 Bank Leslie Fay Stock Amount. The number of shares of Reorganized Leslie Fay Common Stock equal to the sum of:

                   (a) The product of Three Million Four Hundred Thousand (3,400,000) times the Bank LFC
                         Fraction, plus

                   (b)   The product of:

                         (i) the excess, if any, of (x) Three Million Four Hundred Thousand (3,400,000) times the Senior Subordinated LFC Fraction over
                              (y) Two Hundred Four Thousand (204,000), times

                        (ii)  the Senior Bank Fraction.

                   1.20 Bank LFC Fraction. The Fraction (a) the numerator of which shall be the aggregate amount of Allowed Bank Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                   1.21  Bank Sassco Note Amount.  The aggregate
         principal amount of New Sassco Notes equal to the sum of:

                   (a) The product of One Hundred Ten Million Dollars ($110,000,000) times the Pro Rata Bank
                         Fraction, plus

                   (b)   The product of:

                         a.  the product of One Hundred Ten Million
                             Dollars ($110,000,000) times the Pro Rata
                             Senior Subordinated Fraction, times

                         b.  the Senior Bank Fraction.

                   1.22 Bank Sassco Stock Amount. The number of shares of New Sassco Common Stock equal to the sum of:

                   (a)   The product of Six Million Eight Hundred
                         Thousand (6,800,000) times the Pro Rata Bank
                         Fraction, plus

                   (b)   The product of:

                         a.  the excess, if any, of (x) Six Million
                             Eight Hundred Thousand (6,800,000) times the Pro Rata Senior Subordinated Fraction over (y) Four Hundred Eight Thousand (408,000), times

                         b.  the Senior Bank Fraction.

                   1.23 Bankruptcy Code. The Bankruptcy Reform Act of 1978, codified at Title 11 of the United States Code, as amended, as applicable to the Chapter 11 Cases.

                   1.24 Bankruptcy Court. The United States Bankruptcy Court for the Southern District of New York or such other court having jurisdiction over the Chapter 11 Cases.

                   1.25 Bankruptcy Rules. The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of Title 28 of the United States Code, and any Local Rules of the Bankruptcy Court, as amended.









                   1.26 Business Day. A day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized to close.

                   1.27  Cash.  Lawful currency of the United States of
         America.

                   1.28 Cash Available for Distribution. At any time of determination thereof, the excess, if any, of (a) all Cash and Cash Equivalents in the Disbursement Account(s) over (b) such amounts of Cash (i) reasonably determined by the Disbursing Agent, and consented to by the Creditors' Committee, as necessary to satisfy, in accordance with the terms and conditions of the Plan, Administrative Expense Claims, Priority Non-Tax Claims, Priority Tax Claims, Convenience Claims, Special Unsecured Claims and Secured Claims and (ii) necessary to make Pro Rata distributions to holders of Disputed Claims as if such Disputed Claims were, at such time, Allowed Claims.

                   1.29 Cash Equivalents. Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtors or an Affiliate, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

                   1.30 Castleberry Assets. Substantially all of the assets of the Castleberry Division as of the Effective Date, all as identified in the Schedule of Leslie Fay and Castleberry Assets and Liabilities included in the Plan Supplement.

                   1.31 Castleberry Division. The division of Leslie Fay engaged in the design and manufacture and sale of women's knitwear apparel and blouses marketed under "CASTLEBERRY" and related labels.

                   1.32  Castleberry Liabilities.  The current
         obligations and liabilities of the Debtors incurred from and after the Petition Date in the ordinary course of business of the Castleberry Division, all as identified in the Schedule of Leslie Fay and Castleberry Assets and Liabilities.

                   1.33 Chapter 11 Cases. The cases commenced under chapter 11 of the Bankruptcy Code by the Debtors on their respective Petition Dates.

                   1.34 Claim. Any right to payment from any of the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from any of the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                   1.35 Class. A category of holders of Claims or Equity Interests as set forth in Article VII of the Plan.

                   1.36  Class Action.  The litigation, styled In re:
         The Leslie Fay Companies, Inc. Securities Litigation, pending before the United States District Court for the Southern District of New York, Civil Action No. 92-CIV-8036 (WCC).

                   1.37 Collateral. Any property or interest in property of the estate of any Debtor that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

                   1.38 Confirmation Date. The date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order.









                   1.39  Confirmation Order.  The order of the
         Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

                   1.40 Consummation Cash Shortfall Amount. An amount of Cash, estimated to be Six Million Four Hundred Forty-Five Thousand Dollars ($6,445,000), equal to the excess of (A) the sum of (i) the amount of Cash, if any, to be transferred by the Debtors or Reorganized Leslie Fay to New Sassco and its Subsidiaries on the Effective Date (including any Cash held on the Effective Date by any Subsidiary of Reorganized Leslie Fay the stock of which is transferred to New Sassco), (ii) the amount of Cash required by the Plan to be paid by the Debtors on or about the Effective Date to holders of Allowed Priority Claims, (iii) the amount of Cash required to pay Allowed Administrative Expense Claims that will become due and payable on or within 90 days after the Effective Date (subject to the second proviso in Section 6.1 hereof) and (iv) the amount of Cash required to pay certain other costs and expenses (including taxes) of the Debtors arising from the implementation of the Plan, as determined by the Debtors and the Creditors' Committee on or prior to the Effective Date, over (B) the amount of Cash remaining with the Debtors, net of outstanding checks, as of the Effective Date.

                   1.41 Convenience Claims. Any General Unsecured Claim against any Debtor in an amount of Two Hundred Fifty Dollars ($250.00) or less; provided, however, that if the holder of a General Unsecured Claim shall make an election to reduce such Claim to Two Hundred Fifty Dollars ($250.00) in accordance with Section 14.2 hereof, such Claim shall be treated as a Convenience Claim for all purposes.

                   1.42 Creditor. Any person that has a Claim against any of the Debtors that arose or is deemed to have arisen on or before the Petition Date, including, without limitation, a Claim against the Debtors' estates of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                   1.43 Creditor Representative. The Person designated by the Creditors' Committee to effectuate the transactions described in Section 3.2 hereof on behalf of the Creditors in Classes 3, 4, 5, 6 and 7.

                   1.44 Creditors' Committee. The Official Committee of Unsecured Creditors appointed by the Bankruptcy Court and the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as reconstituted from time to time.

                   1.45 Debtor. Each of Leslie Fay, Hue, Spitalnick and Licensing, the debtors in Chapter 11 Cases Nos. 93 B 41724
         (TLB) through 93 B 41727 (TLB), and each Retail Debtor.

                   1.46 Debtor in Possession. Each Debtor as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

                   1.47  Deferred Professionals.  As defined in Section
         6.1 hereof.

                   1.48 Derivative Action. The litigation, styled Isadore Langer, derivatively on behalf of The Leslie Fay
         Companies, Inc. v. John J. Pomerantz, et al., pending before the Supreme Court of the State of New York, County of New York, Case No. 104544193.

                   1.49 Derivative Action Board. The three Persons or Entities appointed prior to the Effective Date by the Bankruptcy Court upon nomination by the Creditors' Committee (or any replacements thereafter selected by such Persons or Entities), who shall determine by a majority vote whether to prosecute, compromise and settle or discontinue the Derivative Action.

                   1.50 Disbursement Account(s). The account(s) to be established by the Debtors on the Effective Date in accordance with Section 36.1 of the Plan, together with any interest earned thereon.









                   1.51 Disbursing Agent. Reorganized Leslie Fay, the Plan Administrator or such other Entity as may be designated by the Debtors and the Creditors' Committee, solely in its capacity as agent of the Debtors to effectuate the distributions contemplated under this Plan.

                   1.52 Disclosure Statement. The disclosure statement related to the Plan and approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

                   1.53 Disputed Claim. A Claim against any of the Debtors, to the extent the allowance of which is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order; provided, however, that for purposes of determining the aggregate amount of Disputed Claims against the Debtors' chapter 11 estates and the deduction for disputed claims in determining Cash Available for Distribution and New Securities Available for Distribution, "Disputed Claims" shall mean the lesser of (a) Disputed Claims as filed with, or allowed by, the Bankruptcy Court and (b) Disputed Claims as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code; and provided, further, that, in the event the Bankruptcy Court shall estimate a Disputed Claim for purposes of allowance, such estimation shall constitute and represent the maximum amount in which such Claim may ultimately become an Allowed Claim.

                   1.54 Dress and Sportswear Assets. Substantially all of the assets of the Leslie Fay Dress Division and the Leslie Fay Sportswear Division as of the Effective Date, and substantially all of the assets of Leslie Fay in the design, production and sale of its Outlander line of products as of the Effective Date, all as identified in the Schedule of Leslie Fay and Castleberry Assets and Liabilities included in the Plan Supplement, but in any event excluding the Leslie Fay Intellectual Property.

                   1.55 Effective Date. The first (1st) Business Day following the satisfaction of the conditions precedent specified in Section 35.1 of the Plan, unless otherwise waived as provided in Section 35.2 of the Plan.

                   1.56 Effective Date Anniversary. An anniversary of the Effective Date.

                   1.57 Entity. An individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

                   1.58 Equity Committee. The Official Committee of Equity Interest holders appointed by the Bankruptcy Court and the United States Trustee in the Chapter 11 Case of Leslie Fay pursuant to section 1102 of the Bankruptcy Code, as reconstituted from time to time.

                   1.59 Equity Interest. Any equity interest in any of the Debtors represented by duly authorized, validly issued and outstanding shares of stock or any interest or right to convert into an interest or acquire any equity interest which was in existence immediately prior to the Petition Date, including, without limitation, any Leslie Fay Equity Interest.

                   1.60 Final Distribution Date. The date on which a final distribution is made to holders of Allowed Claims pursuant to the Plan, which date shall occur after all Disputed Claims have been resolved by Final Order and all Plan Assets have been converted to Cash or abandoned, as the case may be, pursuant to a Final Order.

                   1.61 Final Order. An order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for rear-gument or rehearing shall then be pending; and if an appeal, writ of certiorari, re-argument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any









         further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

                   1.62  General Unsecured Cash Amount.  The product of
         (a) Cash Available for Distribution times (b) the Pro Rata General Unsecured Fraction.

                   1.63 General Unsecured Claim. An Unsecured Claim, other than an Intercompany Affiliate Claim, a Bank Claim, a Senior Note Claim, a Senior Subordinated Note Claim, a
         Statutorily Subordinated Claim or a Convenience Claim.

                   1.64 General Unsecured Leslie Fay Stock Amount. The number of shares of Reorganized Leslie Fay Common Stock equal to the product of (a) Three Million Four Hundred Thousand (3,400,000) times the General Unsecured LFC Fraction.

                   1.65  General Unsecured LFC Fraction.  The fraction
         (a) the numerator of which shall be the aggregate amount of Allowed General Unsecured Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                   1.66 General Unsecured Sassco Note Amount. The aggregate principal amount of New Sassco Notes equal to the product of (a) One Hundred Ten Million Dollars ($110,000,000) times (b) the Pro Rata General Unsecured Fraction.

                   1.67 General Unsecured Sassco Stock Amount. The number of shares of New Sassco Common Stock equal to the product of (a) Six Million Eight Hundred Thousand (6,800,000) times (b) the Pro Rata General Unsecured Fraction.

                   1.68 Guarantee. The Guarantees, each dated as of January 15, 1992, executed by Spitalnick and Licensing in favor of Manufacturers Hanover Trust Company, as agent, Manufacturers Hanover Trust Company, Chemical Bank, Bankers Trust Company and Marine Midland Bank, N.A., as amended.

                   1.69  Hue.  Hue, Inc., a New York corporation.

                   1.70 Hue Equity Interest. A common Equity Interest in Hue.

                   1.71 Intercompany Affiliate. Any of the Debtors and any other direct or indirect Subsidiary of Leslie Fay.

                   1.72 Intercompany Affiliate Claim. Any Unsecured Claim held by any Intercompany Affiliate against any Debtor.

                   1.73 Leslie Fay. The Leslie Fay Companies, Inc., a Delaware corporation.

                   1.74 Leslie Fay Assets. Substantially all of the assets of the Leslie Fay Dress Division, the Leslie Fay Sportswear Division and Hue as of the Effective Date, including, without limitation, the intellectual property associated therewith, and substantially all of the assets of Leslie Fay in the design, production and sale of its Outlander line of products as of the Effective Date, including, without limitation, the intellectual property associated therewith, all as identified in the Schedule of Leslie Fay and Castleberry Assets and Liabilities included in the Plan Supplement.

                   1.75 Leslie Fay Dress Division. The Dress Division of Leslie Fay.









                   1.76 Leslie Fay Equity Interest. A common Equity Interest in Leslie Fay represented by (i) one of the 18,771,836 issued and outstanding shares of common stock of Leslie Fay,
         (ii) any Stock Option or other right arising from or related to the 1986 Stock Option Plan and (iii) any Rights arising from or related to the Rights Agreement.

                   1.77 Leslie Fay Intellectual Property. All trade-marks, trade names and other intellectual property associated with Hue, the Leslie Fay Dress Division, the Leslie Fay Sportswear Division and Outlander as of the Effective Date, all as identified in the Schedule of Leslie Fay and Castleberry Assets and Liabilities included in the Plan Supplement, which intellectual property shall be subject to the Reorganized Leslie Fay Licensing Agreement.

                   1.78  Leslie Fay Liabilities.  The current
         obligations of the Debtors incurred from and after the Petition Date in the ordinary course of business of the Leslie Fay Dress Division, the Leslie Fay Sportswear Division and Hue, and not in connection with Sassco's business operations, the Sassco Assets, Castleberry's business operations or the Castleberry Assets, all as identified in the Schedule of Leslie Fay and Castleberry Assets and Liabilities included in the Plan Supplement.

                   1.79 Leslie Fay Sportswear Division. The Sportswear Division of Leslie Fay.

                   1.80  Levine.  Arthur S. Levine, an individual.

                   1.81  Levine Employment Agreement.  As defined in
         Section 4.3 hereof.

                   1.82 Licensing. Leslie Fay Licensing Corp., a Delaware corporation.

                   1.83 Licensing Equity Interest. A common Equity Interest in Licensing.

                   1.84 Lien. Any charge against or interest in property to secure payment of a debt or performance of an obligation.

                   1.85 New Castleberry. A corporation to be organized pursuant to the laws of the State of Delaware as a wholly-owned Subsidiary of Reorganized Leslie Fay on or before the Effective Date, unless otherwise sold beforehand.

                   1.86 New Castleberry Bylaws. The bylaws of New Castleberry, which bylaws shall be in substantially the form included in the Plan Supplement.

                   1.87 New Castleberry Certificate of Incorporation. The certificate of incorporation of New Castleberry, which certificate of incorporation shall be in substantially the form set forth in the Plan Supplement.

                   1.88 New Castleberry Common Stock. The shares of common stock of New Castleberry to be issued on the Effective Date, having a par value of $0.01 per share.

                   1.89 New Sassco. A corporation to be organized by the Creditor Representative on or before the Effective Date pursuant to Section 4.5(a) hereof.

                   1.90 New Sassco Bylaws. The bylaws of New Sassco, which bylaws shall be in substantially the form included in the Plan Supplement.

                   1.91 New Sassco Certificate of Incorporation. The Certificate of Incorporation of New Sassco, which Certificate of Incorporation shall be in substantially the form included in the Plan Supplement.









                   1.92 New Sassco Common Stock. The shares of common stock of New Sassco, having a par value of $.01 per share, of which Six Million Eight Hundred Thousand (6,800,000) shares shall be issued on and as of the Effective Date pursuant to the terms of the Plan.

                   1.93 New Sassco Credit Agreement. The Credit Agreement between New Sassco and the New Sassco Lender, which Credit Agreement shall (a) be in substantially the form included in the Plan Supplement and (b) contain a working capital facility in the amount of One Hundred Million Dollars ($100,000,000) (or such higher amount as may be agreed by Levine and the Creditors' Committee).

                   1.94 New Sassco EBIT. The earnings before interest and taxes of New Sassco as determined in accordance with generally accepted accounting principles in the United States of America in effect from time to time.

                   1.95 New Sassco Indenture. An indenture executed by New Sassco and the New Sassco Indenture Trustee, which indenture shall be in substantially the form included in the Plan Supplement.

                   1.96 New Sassco Indenture Trustee. A financial institution reasonably acceptable to the Creditors' Committee and Levine.

                   1.97 New Sassco Intercompany Note. Collectively, the unsecured promissory note issued by New Sassco on the Effective Date in favor of the Plan Administrator (solely as agent for the Deferred Professionals), and the unsecured promissory note issued by New Sassco on the Effective Date in favor of Reorganized Leslie Fay, each in the original principal amount of Four Million Dollars ($4,000,000), bearing interest at the prevailing market rate, which interest and principal amounts shall be due and payable on April 30, 1997. The New Sassco Intercompany Note shall be substantially in the form set forth in the Plan Supplement.

                   1.98 New Sassco Lender. The First National Bank of Boston and/or such other financial institution(s) as may be reasonably acceptable to Levine and the Creditors' Committee.

                   1.99  New Sassco Management Options.  As defined in
         Section 4.1 hereof.

                  1.100 New Sassco Management Recipients. As defined in Section 4.1 hereof.

                  1.101 New Sassco Notes. The 12.75% Senior Notes of New Sassco in the original principal amount of One Hundred Ten Million Dollars ($110,000,000), maturing on or about the seventh anniversary of Effective Date, which Notes shall be in substantially the form included in the Plan Supplement. Interest shall be payable on such Notes semiannually in arrears in Cash; provided, however, that the first such interest payment shall be due and payable on September 30, 1997.

                  1.102 New Sassco Registration Rights Agreement. A registration rights agreement governing the resale of New Sassco Common Stock by Creditors who may be "affiliates" of New Sassco, which registration rights agreement shall be in substantially the form included in the Plan Supplement.

                  1.103 New Securities. Reorganized Leslie Fay Common Stock, New Sassco Notes and New Sassco Common Stock.

                  1.104 New Securities Available for Distribution. At the time of determination thereof, all Reorganized Leslie Fay Common Stock, New Sassco Notes and New Sassco Common Stock, less such amounts of Reorganized Leslie Fay Common Stock, New Sassco Notes and New Sassco Common Stock necessary to make distributions to holders of Disputed Claims as if such Disputed Claims were, at such time, Allowed Claims.









                  1.105 1986 Stock Option Plan. The 1986 Stock Option Plan, dated as of June 27, 1986, established by Leslie Fay for the benefit of key senior management employees.

                  1.106 Nipon Agreement. The Agreement, dated January 6, 1988, between Leslie Fay and Albert Nipon, Inc.

                  1.107 Nipon Trademarks. All of the Debtors' rights and interests in and to the trademarks, tradenames and other intellectual property acquired pursuant to the Nipon Agreement.

                  1.108 Outlander. The Outlander label, trademarks and tradenames utilized by Leslie Fay in connection with the distribution and sale of certain product lines.

                  1.109  Person.  An individual or Entity.

                  1.110 Petition Date. April 5, 1993, the date on which Leslie Fay, Hue, Spitalnick and Licensing, and November 15, 1995, the date on which the Retail Debtors, respectively, filed their respective voluntary petitions for relief commencing their Chapter 11 Cases.

                  1.111 Plan. This Fourth Amended and Restated Joint Plan of Reorganization for Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code Proposed by Debtors and Creditors' Committee, including, without limitation, the exhibits and schedules hereto and the Plan Supplement, either in its present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions hereof.

                  1.112 Plan Administration Agreement. The agreement prescribing the powers, duties and rights of the Plan
         Administrator in administering the Plan, which agreement shall be in substantially the form included in the Plan Supplement.

                  1.113  Plan Administrator.  The Person to be
         designated by the Debtors and the Creditors' Committee and retained, as of the Effective Date, by Reorganized Leslie Fay, with the approval of the Bankruptcy Court, as the employee or fiduciary responsible for, among other things, the matters described in Section 32.2 hereof.

                  1.114 Plan Assets. All Cash, Cash Equivalents and other tangible and intangible assets and properties of the Debtors in existence immediately prior to the Effective Date, including, without limitation all causes of action of the Debtors against third parties, whether or not subject to pending litigation, and all proceeds thereof, but excluding the Sassco Assets, Castleberry Assets and Leslie Fay Assets.

                  1.115 Plan Supplement. A separate volume, to be filed with the Clerk of the Bankruptcy Court, containing, among other things, forms of the Amended Bylaws of Reorganized Leslie Fay, Amended Certificate of Incorporation of Reorganized Leslie Fay, Reorganized Leslie Fay Credit Agreement, Reorganized Leslie Fay Operating Company Certificate of Incorporation, Reorganized Leslie Fay Operating Company Bylaws, Reorganized Leslie Fay Licensing Company Certificate of Incorporation, Reorganized Leslie Fay Licensing Company Bylaws, New Castleberry Certificate of Incorporation, New Castleberry Bylaws, New Sassco Certificate of Incorporation, New Sassco Bylaws, New Sassco Credit Agreement, New Sassco Notes, New Sassco Indenture, New Sassco Intercompany Note, Schedule of Leslie Fay and Castleberry Assets and Liabilities, Schedule of Sassco Assets and liabilities, Plan Administration Agreement, Reorganized Leslie Fay licensing Agreement, New Sassco Registration Rights Agreement, Reorganized Leslie Fay Registration Rights Agreement, the Levine Registration Rights Agreement and the definitive documentation for the New Sassco Management Options and Reorganized Leslie Fay Management Options, all in form and substance satisfactory to the Debtors and the Creditors' Committee. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the clerk of the Bankruptcy Court as early as practicable (but in no event later than one (1) Business Day) prior to the commencement of the hearing to consider confirmation of the Plan, or on such other date as the Bankruptcy Court may establish.









                  1.116  Pomerantz.  John J. Pomerantz, an individual.

                  1.117 Priority Non-Tax Claim. Any Claim against any of the Debtors, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code, but only to the extent entitled to such priority.

                  1.118 Priority Tax Claim. Any Claim against any of the Debtors entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

                  1.119 Proponents. Collectively, Leslie Fay, Hue, Spitalnick, Licensing, the Retail Debtors and the Creditors' Committee.

                  1.120 Pro Rata Bank Fraction. The fraction (a) the numerator of which shall be the aggregate amount of Allowed Bank Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                  1.121 Pro Rata General Unsecured Fraction. The fraction (a) the numerator of which shall be the aggregate amount of Allowed General Unsecured Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                  1.122  Pro Rata Senior Note Fraction.  The fraction
         (a) the numerator of which shall be the aggregate amount of Allowed Senior Note Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                  1.123 Pro Rata Senior Subordinated Fraction. The fraction (a) the numerator of which shall be the aggregate amount of Allowed Senior Subordinated Note Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                  1.124 Pro Rata Share. With respect to Allowed Claims and Allowed Equity Interests within the same class, the proportion that an Allowed Claim or Allowed Equity Interest bears to all Allowed Claims or Equity Interests, as the case may be, within such class.

                  1.125  Reorganized Leslie Fay.  The surviving
         corporation of the merger described in Section 3.1 hereof.

                  1.126 Reorganized Leslie Fay Common Stock. The common stock of Reorganized Leslie Fay, having a par value of $.01 per share, of which Three Million Four Hundred Thousand (3,400,000) shares shall be issued on and as of the Effective Date pursuant to the terms of the Plan.

                  1.127 Reorganized Leslie Fay Credit Agreement. The Credit Agreement between Reorganized Leslie Fay Operating Company and the Reorganized Leslie Fay Lender, substantially in the form included in the Plan Supplement, pursuant to which the Reorganized Leslie Fay Lender shall have agreed to provide working capital financing to Reorganized Leslie Fay Operating Company on terms and conditions satisfactory to the Debtors and the Creditors' Committee.

                  1.128 Reorganized Leslie Fay Earnings Adjustment. An amount which may be positive or negative equal to (i) the 1997 net operating profit or net operating loss of the Leslie Fay Dress Division, the Leslie Fay Sportswear Division and Licensing through the Effective Date minus (ii) One Million Seven Hundred Thousand Dollars ($1,700,000).









                  1.129 Reorganized Leslie Fay EBITDA. The earnings before interest, taxes, depreciation and amortization of Reorganized Leslie Fay determined in accordance with generally accepted accounting principles in the United States of America in effect from time to time.

                  1.130 Reorganized Leslie Fay Lender. One or more financial institutions acceptable to the Debtors and the Creditors' Committee.

                  1.131 Reorganized Leslie Fay Licensing Agreement. An agreement between Reorganized Leslie Fay and Reorganized Leslie Fay Operating Company substantially in the form to be included in the Plan Supplement, pursuant to which, and on the terms and subject to the conditions set forth therein, Reorganized Leslie Fay shall grant to Reorganized Leslie Fay Operating Company a perpetual royalty-free license to the Leslie Fay Intellectual Property.

                  1.132 Reorganized Leslie Fay Licensing Company. A corporation to be organized pursuant to the laws of the State of Delaware as a wholly-owned Subsidiary of Reorganized Leslie Fay on or prior to the Effective Date.

                  1.133 Reorganized Leslie Fay Licensing Company By-Laws. The bylaws of Reorganized Leslie Fay Licensing Company, which bylaws shall be in substantially the form included in the Plan Supplement.

                  1.134  Reorganized Leslie Fay Licensing Company
         Certificate of Incorporation. The certificate of incorporation of Reorganized Leslie Fay Licensing Company, which certificate of incorporation shall be in substantially the form included in the Plan Supplement.

                  1.135 Reorganized Leslie Fay Licensing Company Common Stock. The shares of common stock of reorganized Leslie Fay Licensing Company to be issued on the Effective Date, having a par value of $0.01 per share.

                  1.136 Reorganized Leslie Fay Net Asset Amount. An amount equal to the excess of total assets (including, without limitation, the outstanding principal amounts of the New Sassco Intercompany Note payable to Reorganized Leslie Fay) over total liabilities of Reorganized Leslie Fay as recorded on Reorganized Leslie Fay's books as of the Effective Date, before any application of "fresh start" or "purchase accounting" adjustments.

                  1.137 Reorganized Leslie Fay Operating Company. A corporation to be organized pursuant to the laws of the State of Delaware as a wholly-owned Subsidiary of Reorganized Leslie Fay on or prior to the Effective Date.

                  1.138  Reorganized Leslie Fay Operating Company
         Bylaws.  The bylaws of Reorganized Leslie Fay Operating
         Company, which bylaws shall be in substantially the form included in the Plan Supplement.

                  1.139  Reorganized Leslie Fay Operating Company
         Certificate of Incorporation. The certificate of incorporation of Reorganized Leslie Fay Operating Company, which certificate of incorporation shall be in substantially the form included in the Plan Supplement.

                  1.140 Reorganized Leslie Fay Operating Company Common Stock. The shares of common stock of Reorganized Leslie Fay Operating Company to be issued on the Effective Date, having a par value of $0.01 per share.

                  1.141 Reorganized Leslie Fay Operating Company Liabilities. All Leslie Fay liabilities consisting of obliga-tions incurred in the ordinary course of business of the Leslie Fay Dresswear Division and the Leslie Fay Sportswear Division, as set forth in the Schedule of Leslie Fay and Castleberry Assets and Liabilities.

                  1.142 Reorganized Leslie Fay Registration Rights Agreement. A registration rights agreement governing the resale of Reorganized Leslie Fay Common Stock by Creditors who may be "affiliates" of Reorganized Leslie Fay, which registration rights agreement shall be in substantially the form included in the Plan Supplement.










                  1.143 Reorganized Leslie Fay Senior Managers. As defined in Section 5.1 hereof.

                  1.144 Reorganized Leslie Fay Stock Options. As defined in Section 5.2 hereof.

                  1.145 Reorganized Leslie Fay Target EBITDA. As defined in Exhibit F hereof.

                  1.146 Retail (Alabama). Leslie Fay Factory Outlet (Alabama), Inc., an Alabama corporation.

                  1.147 Retail (Alabama) Equity Interest. A common Equity Interest in Retail (Alabama).

                  1.148 Retail (California). Leslie Fay Factory Outlet (California), Inc., a California corporation.

                  1.149 Retail (California) Equity Interest. A common Equity Interest in Retail (California).

                  1.150 Retail Debtor. Each of Retail Outlets, Retail (Alabama), Retail (California), Retail (Iowa) and Retail
         (Tennessee), the debtors in Chapter 11 Cases Nos. 95 B 45357
         (TLB) through 95 B 45361 (TLB).

                  1.151  Retail (Iowa).  Leslie Fay Factory Outlet
         (Iowa), an Iowa corporation.

                  1.152 Retail (Iowa) Equity Interest. A common Equity Interest in Retail (Iowa).

                  1.153 Retail Outlets. Leslie Fay Retail Outlets, Inc., a Delaware corporation.

                  1.154 Retail Outlets Equity Interest. A common Equity Interest in Retail Outlets.

                  1.155 Retail (Tennessee). Leslie Fay Factory Outlet (Tennessee), Inc., a Tennessee corporation.

                  1.156 Retail (Tennessee) Equity Interest. A common Equity Interest in Retail (Tennessee).

                  1.157  Retiree.  Any person who retired from
         employment with the Debtors prior to the Petition Date and was and continues to be eligible for medical, death or insurance benefits provided in the Retiree Benefit Plans as required by section 1114 of the Bankruptcy Code.

                  1.158 Retiree Administrative Claim. The Claim of a Retiree under the Retiree Benefit Plans, to the extent such Claim is entitled to treatment as an Administrative Expense Claim.

                  1.159 Retiree Benefit Plans. Any plan or policy of the Debtors in full force and effect as of the Petition Date under which medical, death or insurance benefits are provided to Retirees, as any such plan or policy may have been modified during the pendency of the Chapter 11 Cases.

                  1.160 Revolving Credit Notes. The Revolving Credit Notes issued by Leslie Fay pursuant to that certain Financing Agreement, dated as of January 15, 1992, by and among Leslie Fay, Chemical Bank, Manufacturers Hanover Trust Company, Marine Midland Bank, N.A., National Westminster Bank USA, The Bank of New York and Chemical Bank, as Agent, as amended.

                  1.161 Rights. The rights to purchase Leslie Fay Equity Interests granted pursuant to the Rights Agreement.

                  1.162 Rights Agreement. The Rights Agreement, dated as of April 5, 1993, between Leslie Fay, as issuer, and Chemical Bank, as rights agent, pursuant to which Rights to purchase one share of Leslie Fay common stock for each out-standing share of Leslie Fay common stock, subject to adjustment, were issued.









                  1.163  Sassco.  The Sassco Fashions, Ltd.  Division of
         Leslie Fay.

                  1.164 Sassco Assets. The assets of the Debtors used or owned in connection with the Sassco business and the Nipon Trademarks, as identified in the Schedule of Sassco Assets and Liabilities, including the Working Capital Adjustment Amount.

                  1.165 Sassco Liabilities. The current obligations and liabilities of the Debtors incurred after the Petition Date in connection with the Sassco business and the Nipon
         Trademarks, all as identified in the Schedule of Sassco Assets and Liabilities, including without limitation the following:
         (i) "accounts payable", "accrued expenses" and "other liabilities" as reflected on Sassco's divisional balance sheet as of the Effective Date and (ii) outstanding pro-rated liabilities attributable to Sassco as of the Effective Date, including without limitation payroll, health insurance payments, workers' compensation payments, 401(k) contributions, audit fees, vacation pay and certain state taxes.

                  1.166 Schedule of Leslie Fay and Castleberry Assets and Liabilities. The schedule included in the Plan Supplement identifying, to the reasonable satisfaction of the Debtors and the Creditors' Committee, the Leslie Fay Assets, Leslie Fay Liabilities, Castleberry Assets and Castleberry Liabilities, which schedule shall be updated as of the Effective Date to the reasonable satisfaction of the Debtors and the Creditors' Committee.

                  1.167  Schedule of Sassco Assets and Liabilities.  The
         schedule included in the Plan Supplement identifying, to the reasonable satisfaction of the Debtors and the Creditors' Committee, the Sassco Assets and Sassco Liabilities, which schedule shall be updated as of the Effective Date to the reasonable satisfaction of the Debtors and the Creditors' Committee.

                  1.168 Schedules. The respective schedules of assets and liabilities and the statements official affairs filed by the Debtors under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

                  1.169 Secured Claim. A Claim against a Debtor that is secured by a Lien on Collateral or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Collateral or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code.

                  1.170 Securities Act. The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.171 Senior Bank Fraction. The fraction (a) the numerator of which shall be the aggregate amount of Allowed Bank Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims and Allowed Senior
         Note Claims.

                  1.172  Senior Note Cash Amount.  The sum of:

                  (a)    The product of:

                         (i) the Cash Available for Distribution times

                        (ii) the Pro Rata Senior Note Fraction, plus

                  (b) The product of:

                         (i) the Cash Available for Distribution times
                             the Pro Rata Senior Subordinated Fraction, times

                        (ii) the Senior Note Fraction.









                 1.173 Senior Note Claim. Any Claim based upon or evidenced by a Senior Note.

                 1.174 Senior Note Documents. Those certain Note Agreements, each dated January 4, 1990, between Leslie
         Fay and The Prudential Insurance Company of America and Leslie Fay and The Northwestern Mutual life Insurance Company pursuant to which the Senior Notes and the Senior Subordinated Notes were issued.

                 1.175 Senior Note Fraction. The fraction (a) the numerator of which shall be the aggregate amount of Allowed Senior Note Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims and Allowed Senior Note Claims.

                 1.176 Senior Note Leslie Fay Stock Amount. The number of shares of Reorganized Leslie Fay Common Stock equal to the sum of:

                 (a)    The product of Three Million Four Hundred
                        Thousand (3,400,000) times the Senior Note LFC Fraction, plus

                 (b)    The product of:

                        a. the excess, if any, of (x) Three Million Four
                           Hundred Thousand (3,400,000) times the Senior Subordinated LFC Fraction over (y) Two
                           Hundred Four Thousand (204,000), times

                        b. The Senior Note Fraction.

                 1.177 Senior Note LFC Fraction. The fraction (a) the numerator of which shall be the aggregate amount of Allowed Senior Note Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                 1.178 Senior Note Sassco Note Amount. The aggregate principal amount of New Sassco Notes equal to the sum of:

                 (a) The product of One Hundred Ten Million Dollars ($110,000,000) times the Pro Rata Senior Note Fraction, plus

                 (b)    The product of:

                        a. the product of One Hundred Ten Million
                           Dollars ($110,000,000) times the Pro Rata
                           Senior Subordinated Fraction, times

                        b. the Senior Note Fraction.

                 1.179 Senior Note Sassco Stock Amount. The number of shares of New Sassco Common Stock equal to the sum of:

                 (a)    The product of Six Million Eight Hundred
                        Thousand (6,800,000) times the Pro Rata Senior Note Fraction, plus

                 (b)    The product of:

                        a. the excess, if any, of (x) Six Million Eight
                           Hundred Thousand (6,800,000) times the Pro
                           Rata Senior Subordinated Fraction over (y)
                           Four Hundred Eight Thousand (408,000), times









                        b. the Senior Note Fraction.

                 1.180 Senior Notes. The 9.53% promissory notes executed and delivered by Leslie Fay pursuant to the Senior Note Documents in the aggregate original principal amount of Fifty Million Dollars ($50,000,000.00).

                 1.181  Senior Subordinated LFC Fraction.  The fraction
         (a) the numerator of which shall be the aggregate amount of Allowed Senior Subordinated Note Claims and (b) the denominator of which shall be the sum of the aggregate amount of Allowed Bank Claims, Allowed Senior Note Claims, Allowed Senior Subordinated Note Claims and Allowed General Unsecured Claims.

                 1.182 Senior Subordinated Note Claim. Any Claim based upon or evidenced by a Senior Subordinated Note.

                 1.183 Senior Subordinated Notes. The 10.54% Senior Subordinated Notes executed and delivered by Leslie Fay pursuant to the Senior Note Documents in the aggregate original principal amount of Twenty-Five Million Dollars
         ($25,000,000.00).

                 1.184 Special Sassco Assets. Sassco Assets identified by the Debtors and the Creditors' Committee on or prior to the Effective Date having a fair market value on the Effective Date equal to the sum of the Consummation Cash Shortfall Amount plus Eight Million Dollars ($8,000,000).

                 1.185 Spitalnick. Spitalnick Corp., a New York corporation.

                 1.186 Spitalnick Equity Interest. A common Equity Interest in Spitalnick.

                 1.187 Statutorily Subordinated Claims. Any Claim that is subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, the Claims, if any, of present and former officers and directors of the Debt-ors for reimbursement, indemnity or contribution in connection with the Class Action and the Derivative Action.

                 1.188 Statutory Lien Claim. Any Secured Claim secured by a Lien attaching by operation of law in favor of a seller, artisan, materialman, mechanic, warehouseman, carrier or other similar Person.

                 1.189 Stock Option. An option to purchase Leslie Fay Equity Interests and stock appreciation rights granted pursuant to the 1986 Stock Option Plan.

                 1.190 Subsidiary. With reference to any Entity, any corporation, partnership or other business entity of which more than fifty percent (50%) of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency) or, as to any partnership or other legal entity, ordinary equity capital interests, is at the applicable date directly or indirectly owned or controlled by such Entity, by such Entity and one or more of its other Subsidiaries, or by one or more other Subsidiaries of such Entity.

                 1.191 Subsidiary Guaranty Claims. Any Claim against any Debtor arising under or governed by a Guarantee.

                 1.192  Taxes.  As defined in Section 4.1 hereof.

                 1.193 Unsecured Claim. Any Claim against a Debtor, other than an Administrative Expense Claim, a Retiree
         Administrative Claim, a Priority Non-Tax Claim, a Priority Tax Claim or a Secured Claim.









                 1.194 Working Capital Adjustment Amount. An amount, which may be positive or negative, equal to (a) the Reorganized Leslie Fay Net Asset Amount minus (b) the sum of (i) Forty Nine Million Three Hundred Thousand Dollars ($49,300,000) and (ii) the Reorganized Leslie Fay Earnings Adjustment.

                 1.195 Other Definitions. Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan but that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code. Unless otherwise specified, all section, schedule or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

                                    ARTICLE II

                      COMPROMISE AND SETTLEMENT OF DISPUTES;
                      SUBSTANTIVE CONSOLIDATION OF DEBTORS;
                     ASSUMPTION OF OBLIGATION UNDER THE PLAN


                   2.1  Compromise and Settlement.  The Plan
         incorporates the compromise and settlement of certain issues which were disputed by the Proponents and which were resolved in the negotiations of the provisions of the Plan. These issues related primarily to whether the estates of each of the Debtors should be treated separately for purposes of making distributions to Creditors and whether all of the Debtors' assets should be sold or otherwise disposed of pursuant to the Plan. The provisions of the Plan relating to substantive consolidation of the Debtors, the cancellation of Intercompany Affiliate Claims, the treatment of each Class of Claims under the Plan, the satisfaction and cancellation of contractual subordination rights in favor of certain Creditors and the election of alternative treatment under the Plan reflect this compromise and settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors and all Persons receiving any payments or other distributions under the Plan.

                   2.2 Substantive Consolidation. On the Effective Date, the Chapter 11 Cases shall be substantively consolidated pursuant to order of the Bankruptcy Court entered after notice and a hearing. For purposes of the Plan, the assets and liabilities of the Debtors shall be pooled and all Claims shall be satisfied from the assets of the single consolidated estate. Any Claims against one or more of the Debtors based upon a guaranty, indemnity, co-signature, surety or otherwise, of Claims against another Debtor, including, without limitation, the Subsidiary Guaranty Claims and the Guarantees related thereto, shall be treated as a single Claim against the consolidated estate of all of the Debtors and shall be entitled to distribution under the Plan only with respect to such single Claims.

                   2.3 Cancellation of Intercompany Claims. On the Effective Date, all Intercompany Affiliate Claims shall be extinguished, except to the extent that an Intercompany Affiliate Claim held by Leslie Fay against an Affiliate exceeds the amount, if any, of an Intercompany Affiliate Claim held by such Affiliate against Leslie Fay.

                                   ARTICLE III

                       SEPARATION OF SASSCO AND LESLIE FAY


                   3.1 Merger and Consolidation. On the Effective Date, the estates of Hue, Spitalnick, Licensing, Retail Outlets, Retail (Alabama), Retail (California), Retail (Iowa) and Retail (Tennessee) shall be merged with and into Leslie Fay.

              3.2 Effective Date Transactions. On the Effective Date the following transactions shall be consummated pursuant to documentation in form and substance satisfactory to the Debtors and the Creditors' Committee:









                   (a) Reorganized Leslie Fay will sell, without recourse, the Special Sassco Assets to New Sassco (or a Subsidiary thereof) for (i) an amount of Cash equal to the sum of the Consummation Cash Shortfall Amount plus Four Million Dollars ($4,000,000) and (ii) the issuance by New Sassco to the Plan Administrator (solely as agent for the Deferred Professionals) and Reorganized Leslie Fay of the two New Sassco Intercompany Notes, each in the principal amount of Four Million Dollars ($4,000,000);

                   (b) Reorganized Leslie Fay shall sell and transfer, without recourse, to the Creditor Representative on behalf of the Creditors holding Claims in Classes 3, 4, 5 and 6, an undivided eighty percent (80%) interest in the Sassco Assets other than the Special Sassco Assets (subject to 80% of the outstanding Sassco Liabilities), in exchange for the cancellation of Claims in such Classes in an amount equal to the fair market value of such Sassco Assets (subject to such Sassco liabilities);

                   (c) Reorganized Leslie Fay shall sell and transfer, without recourse, to New Sassco, an undivided twenty percent (20%) interest in the Sassco Assets other than the Special Sassco Assets (subject to 20% of the outstanding Sassco Liabilities);

                   (d) the Creditor Representative, on behalf of the Creditors holding Claims in Classes 3, 4, 5 and 6, shall contribute, without recourse, to New Sassco the undivided eighty percent (80%) interest in the Sassco Assets received by the Creditor Representative pursuant to
              Section 3.2(b) hereof (subject to 80% of the outstanding Sassco Liabilities);

                   (e) New Sassco shall (i) assume all of the Sassco Liabilities and (ii) issue to the Creditor Representative
              (x) on behalf of the Creditors holding Claims in Classes 3, 4, 5 and 6, (aa) Five Million Four Hundred Forty Thousand (5,440,000) shares of New Sassco Common Stock and
              (bb) Eighty-Eight Million Dollars ($88,000,000) in aggregate principal amount of New Sassco Notes and (y) on behalf of the Creditors holding Claims in Classes 3, 4, 5 and 6 at the direction of Reorganized Leslie Fay (aa) One Million Three Hundred Sixty Thousand (1,360,000) shares of New Sassco Common Stock and (bb) Twenty-Two Million Dol-lars ($22,000,000) in aggregate principal amount of New Sassco Notes;

                   (f) the Creditor Representative shall remit, without recourse, to the Disbursing Agent, all of the New Sassco Notes and shares of the New Sassco Common Stock received pursuant to Section 3.2(e) hereof, for distribution to the Creditors holding Claims in Classes 3, 4, 5 and 6 pursuant to Article XXX hereof;

                   (g) Reorganized Leslie Fay shall (i) issue to the Disbursing Agent Three Million Four Hundred Thousand (3,400,000) shares of Reorganized Leslie Fay Common Stock, for distribution to Creditors holding Claims in Classes 3, 4, 5 and 6 pursuant to Article XXX hereof, (ii) execute and deliver the Reorganized Leslie Fay Licensing Agreement and (iii) transfer to (x) Reorganized Leslie Fay Operating Company Four Million Dollars ($4,000,000) in Cash, all of its right, title and interest in and to the New Sassco Intercompany Note issued to it and all of the Dress and Sportswear Assets, (y) Reorganized Leslie Fay Licensing Company all of the Leslie Fay Intellectual Property (subject to the rights of Reorganized Leslie Fay Operating Company pursuant to the Reorganized Leslie Fay Licensing Agreement) and (z) New Castleberry all of the Castleberry Assets (subject to the Castleberry Liabilities);

                   (h) New Castleberry shall (i) issue to Reorganized Leslie Fay all of the New Castleberry Common Stock and
              (ii) assume all of the Castleberry Liabilities;

                   (i)  Reorganized Leslie Fay Operating Company shall
              (i) assume all of the Reorganized Leslie Fay Operating Company Liabilities, (ii) issue to Reorganized Leslie Fay all of the issued and outstanding shares of Reorganized Leslie Fay Operating Company Common Stock and (iii) execute and deliver the Reorganized Leslie Fay licensing Agreement; and










                   (j) Reorganized Leslie Fay Licensing Company shall issue to Reorganized Leslie Fay all of the issued and outstanding shares of Reorganized Leslie Fay licensing Company Common Stock.

                   3.3 Post-Effective Date Adjustment. Within forty-five (45) days after the Effective Date, Reorganized Leslie Fay and New Sassco shall determine the Working Capital Adjustment Amount, which amount shall be paid, within three (3) Business Days after such determination, by (i) Reorganized Leslie Fay to New Sassco, if the Working Capital Adjustment Amount is positive or (ii) New Sassco to Reorganized Leslie Fay if the Working Capital Adjustment Amount is negative. In the event Reorganized Leslie Fay and New Sassco are unable to agree upon the Working Capital Adjustment Amount, CIBC Wood Gundy (or such other mutually agreeable disinterested third party) shall resolve the dispute, and such decision shall be final and binding on both parties.

                                    ARTICLE IV

                                NEW SASSCO MATTERS


                   4.1 New Sassco Management Options. New Sassco will issue to Levine and the other members of New Sassco's senior management ("New Sassco Management Recipients") nonqualified options (the "New Sassco Management Options") to purchase up to 22.5% of the New Sassco Common Stock on a fully diluted basis. The New Sassco Management Options will have the terms and restrictions set forth on Exhibit A hereto, and such other terms and restrictions as may be mutually satisfactory to the Creditors' Committee (or, after the Effective Date, the New Sassco Board of Directors) and Levine. The definitive documentation for the New Sassco Management Options will be in substantially the form set forth in the Plan Supplement, with such modifications, if any, as to which the Creditors'
         Committee (or, after the Effective Date, the New Sassco Board of Directors) and Levine may agree.

                   4.2 Levine Employment. On or prior to the Effective Date, Levine will enter into an employment agreement with New Sassco having the principal terms described in Exhibit B hereto, and otherwise being in form and substance reasonably satisfactory to Levine and the Creditors' Committee (the "Levine Employment Agreement"), with such modifications, if any, as to which Levine and the Creditors' Committee (or, after the Effective Date, the New Sassco Board of Directors) may agree.

                   4.3 New Sassco Credit Agreement. On the Effective Date, New Sassco shall execute and deliver the New Sassco Credit Agreement.

                   4.4 New Sassco Registration Rights Agreement. On the Effective Date, New Sassco shall execute and deliver the New Sassco Registration Rights Agreement.

                   4.5 Certain Corporate Governance Matters. As of the Effective Date:

                   (a) Organization. New Sassco will be organized in a jurisdiction within the United States mutually acceptable to the Creditors' Committee and Levine (or, if the same is acceptable to the Creditors' Committee, in a jurisdiction outside of the United States).

                   (b) Board of Directors. The board of directors of New Sassco will initially have seven members, five of whom will be designees of the Creditors' Committee (in the case of the initial members of the board of directors) or holders of New Sassco Common Stock (in the case of subsequent members) and two of whom, during Levine's term of employment, will be Levine and a designee of Levine. During Levine's term of employment, (i) Levine will have the right to designate one observer to the board of directors and (ii) if the size of the board of directors is increased after the Effective Date, Levine will be entitled to designate at least 28% of the members of the board of directors. During the term of his employment, Levine will be Chairman and Chief Executive Officer of New Sassco.









                   (c)  Certain Transactions.  The New Sassco
         Certificate of Incorporation, New Sassco Bylaws and/or Levine Employment Agreement will specify extraordinary transactions as to which (unless otherwise agreed by New Sassco and Levine) Levine's approval will be required, so long as he is employed by New Sassco, including without limitation a sale or merger of New Sassco, or a material amendment to the New Sassco Certificate of Incorporation or New Sassco Bylaws.

                   4.6  Miscellaneous.  On the Effective Date:

                   (a) Levine's affiliate's Claims will be allowed by an order of the Bankruptcy Court (which may be the Confir-mation Order) in full in the aggregate amount of One Million Four Hundred Fifty Thousand Dollars ($1,450,000) as General Unsecured Claims;

                   (b) the Debtors' claims against Levine arising prior to the Effective Date will be released in full.

                   (c) Levine and his Affiliates will be reimbursed in the aggregate amount of Two Hundred Thousand Dollars ($200,000) for their out-of-pocket expenses in connection with the transactions contemplated herein and their prior efforts to purchase Sassco.

                   (d)  New Sassco will enter into a customary
              registration rights agreement (the "New Sassco Management Registration Rights Agreement") with Levine and other New Sassco Management Recipients in form and substance satis-factory to the Creditors' Committee, pursuant to which the New Sassco Management Recipients will be granted "piggy-back" registration rights with respect to New Sassco Common Stock issuable upon exercise of New Sassco Management Options. Such registration rights agreement will contain customary language to the effect that if the managing underwriter in an offering initiated by New Sassco or a Person holding "demand" registration rights, and with respect to which Levine exercises such "piggyback" rights, believes that the amount of securities to be included in the offering exceeds the amount which can be sold within an acceptable price range, then the offering will include that amount of securities which may be sold within such range, in the following priority: first, all securities proposed to be sold by New Sassco for its own account, or by the Person exercising "demand" rights; and second, securities covered by Levine's "piggyback" rights (pro rata with securities to be sold by other holders, if any, of "piggyback" rights).

                   (e) New Sassco will enter into customary employment contracts with other key New Sassco managers, at compensation levels commensurate with the compensation presently paid to such personnel, and with such other provisions to be satisfactory to Levine and the Creditors' Committee.

                   (f) All claims against Leonard Feinberg relating to his previous employment with the Debtors will be released.

                   4.7 Additional Stock Options. After the Effective Date, the New Sassco board of directors will have the authority to establish a program pursuant to which New Sassco will grant one or more members of management of New Sassco, options to purchase 2% of the New Sassco Common Stock, all on terms and conditions established by the New Sassco board of directors in its discretion.

                                    ARTICLE V

                          REORGANIZED LESLIE FAY MATTERS


                   5.1  Employment Contracts.  On or before the
         Effective Date, Reorganized Leslie Fay will enter into employment contracts with certain senior managers (the "Reorganized Leslie Fay Senior Managers") having the principal terms set forth in Exhibit C hereto, and such other terms as to which the Debtors and the Creditors' Committee (or, after the Effective Date, the Reorganized Leslie Fay board of directors) may agree.









                   5.2 Reorganized Leslie Fay Stock Options. On the Effective Date, Reorganized Leslie Fay Senior Managers will receive options to purchase Reorganized Leslie Fay Common Stock ("Reorganized Leslie Fay Stock Options") having the principal terms set forth in Exhibit D hereto, and such other terms as to which the Debtors and the Creditors' Committee (or, after the Effective Date, the Reorganized Leslie Fay board of directors) may agree, such Reorganized Leslie Fay Stock Options to be shared among the Reorganized Leslie Fay Senior Managers as they may agree. The definitive documentation for the Reorganized Leslie Fay Stock Options will be set forth in the Plan Supplement, with such modifications, if any, as to which the Creditors' Committee (or, after the Effective Date, the Reorganized Leslie Ray Board of Directors) and the Reorganized Leslie Fay Senior Managers may agree.

                   5.3  Additional Pomerantz Arrangements.

                   (a)  Pomerantz will be the Chairman and Chief
         Executive Officer of Reorganized Leslie Fay.

                   (b) Reorganized Leslie Fay will continue Pomerantz's existing health insurance coverage for life, so long as the annual cost thereof to Reorganized Leslie Fay is less than or equal to $20,000.

                   (c) Pomerantz will release his Claims, if any, for unpaid amounts under his current contract.

                   5.4 Board of Directors. The initial board of directors will have seven members, five of whom will be designees of the Creditors' Committee and two of whom will be Pomerantz and a designee of Pomerantz.

                   5.5 Reorganized Leslie Fay Credit Agreement. On the Effective Date, Reorganized Leslie Fay Operating Company shall execute and deliver the Reorganized Leslie Fay Credit
         Agreement.

                   5.6 Reorganized Leslie Fay Registration Rights Agreement. On the Effective Date, Reorganized Leslie Fay shall execute and deliver the Reorganized Leslie Fay Registration Rights Agreement.

                                    ARTICLE VI

                     PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                      EXPENSE CLAIMS AND PRIORITY TAX CLAIMS


                   6.1 Administrative Expense Claims. On the later to occur of (a) the Effective Date and (b) the date on which such a Claim shall become an Allowed Claim, the Debtors shall (i) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Claim in accordance with such other terms as may be agreed upon by and between the holder thereof and the Debtors; provided, however, that Allowed Administrative Expense Claims representing liabilities or obligations incurred or assumed by the Debtors in Possession in the ordinary course of business or liabilities arising under loans made or advances extended to the Debtors in Possession, whether or not incurred in the ordinary course of business, shall be assumed and paid by New Sassco, Reorganized Leslie Fay, Reorganized Leslie Fay Operating Company or New Castleberry, as applicable, in accordance with the terms and conditions of the particular transaction and any agreements relating thereto; provided, further, that with respect to Administrative Expense Claims (collectively, "Professional Claims") held by professionals (the "Deferred Professionals") retained by the Debtors, the Creditors' Committee and the Equity Committee, (i) the Debtors shall pay in Cash to the Deferred Professionals (pro rata based upon the respective Allowed Professional Claims held by them) only the aggregate amount of (a) unpaid Allowed Professional Claims as of the later of the Effective Date or the date upon which such Professional Claims become Allowed Administrative Expense Claim minus (b) Four Million Dollars ($4,000,000), (ii) the unpaid balance (the "Unpaid Balance") of the Professional Claims shall be deferred by the Deferred Professionals and payable (pro rata based upon the respective Allowed Professional Claims held by them) by the Plan Administrator from proceeds received on or in respect of the New Sassco Intercompany Note issued to it and
         (iii) none of the Debtors, Reorganized Leslie Fay, Reorganized
         Leslie Fay









         Operating Company, Reorganized Leslie Fay Licensing Company or New Castleberry shall have any liability whatsoever on account of the Unpaid Balance, including without limitation any liability based upon the failure by New Sassco to make payment in full in respect of the New Sassco Intercompany Note issued to the Plan Administrator.

                   6.2 Compensation and Reimbursement Claims. All Persons or Entities that are awarded compensation or reimbursement of expenses by the Bankruptcy Court in accordance with section 330 or 331 of the Bankruptcy Code or entitled to the priorities established pursuant to section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtors.

              6.3 Payment of Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be paid the full amount of such Allowed Priority Tax Claim. At the sole option and discretion of Reorganized Leslie Fay, which option shall be exercised on or prior to the Effective Date, such payment shall be made (a) in full, in Cash, on the Effective Date, (b) in ac-cordance with section 1129(a)(9)(c) of the Bankruptcy Code, in full, in Cash, in up to twenty-four (24) equal quarterly in-stallments, commencing on the first (1st) Business Day following the date of assessment of such Allowed Priority Tax Claim, together with interest accrued thereon at a rate to be determined by the Bankruptcy Court, or (c) by mutual agreement of the holder of such Allowed Priority Tax Claim and Reorganized Leslie Fay.

                                   ARTICLE VII

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS


                   Claims and Equity Interests are classified as follows:

                   7.1  Class 1 - Priority Non-Tax Claims

                   7.2  Class 2 - Secured Claims

                   7.3  Class 3 - Bank Claims

                   7.4  Class 4 - Senior Note Claims

                   7.5  Class 5 - Senior Subordinated Note Claims

                   7.6  Class 6 - General Unsecured Claims

                   7.7  Class 7 - Convenience Claims

                   7.8  Class 8 - Statutorily Subordinated Claims

                   7.9  Class 9 - Leslie Fay Equity Interests

                   7.10  Class 10 - Hue Equity Interests

                   7.11  Class II - Spitalnick Equity Interests

                   7.12  Class 12 - Licensing Equity Interests










                   7.13  Class 13 - Retail Outlets Equity Interests

                   7.14  Class 14 - Retail (Alabama) Equity Interests

                   7.15  Class 15 - Retail (California) Equity Interests

                   7.16  Class 16 - Retail (Iowa) Equity Interests

                   7.17  Class 17 - Retail (Tennessee) Equity Interests


                                   ARTICLE VIII

                           PROVISIONS FOR TREATMENT OF
                        PRIORITY NON-TAX CLAIMS (CLASS 1)


                   8.1 Payment of Allowed Priority Non-Tax Claims. On the Effective Date, Reorganized Leslie Fay shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, unless the holder of such Allowed Priority Non-Tax Claim and Reorganized Leslie Fay agree to a different treatment thereof. Any Priority Non-Tax Claim not Allowed as of the Effective Date shall be paid in full, in Cash, as soon as practicable after the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order.

                                    ARTICLE IX

                           PROVISIONS FOR TREATMENT OF
                             SECURED CLAIMS (CLASS 2)


                   9.1 Payment of Secured Claims. On the Effective Date, each holder of an Allowed Secured Claim shall receive one of the following distributions: (a) the payment of such holder's Allowed Secured Claim in full, in Cash; (b) the sale or disposition proceeds of the property securing any Allowed Secured Claim to the extent of the value of their respective interests in such property; (c) the surrender to the holder or holders of any Allowed Secured Claim of the property securing such Claim; or (d) such other distributions as shall be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each Allowed Secured Claim shall be determined by the Debtors, in their discretion, on or before the Confirmation Date, and upon notice to each Secured Creditor.

                                    ARTICLE X

                           PROVISIONS FOR ALLOWANCE AND
                        TREATMENT OF BANK CLAIMS (CLASS 3)


                   10.1 Allowance of Bank Claims. As of the Effective Date, the Bank Claims are hereby allowed in the aggregate amount of One Hundred Seventy-Eight Million Three Thousand Eight Hundred Fifty Dollars ($178,003,850).









                   10.2 Payment of Allowed Bank Claims. Commencing on the Effective Date, each holder of an Allowed Bank Claim shall be entitled to receive distributions as follows:

                   (a) The aggregate principal amount of New Sassco Notes equal to such holder's Pro Rata Share of the Bank Sassco Note Amount.

                   (b) The aggregate number of shares of New Sassco Common Stock equal to such holder's Pro Rata Share of the Bank Sassco Stock Amount.

                   (c) The aggregate number of shares of Reorganized Leslie Fay Common Stock equal to such holder's Pro Rata Share of the Bank Leslie Fay Stock Amount.

                   (d)  Such holder's Pro Rata Share of the Bank Cash
                        Amount.

                                    ARTICLE XI

                           PROVISIONS FOR ALLOWANCE AND
                    TREATMENT OF SENIOR NOTE CLAIMS (CLASS 4)


                   11.1 Allowance of Senior Note Claims. As of the Effective Date, the Senior Note Claims are hereby allowed in the aggregate amount of Fifty Million Fifty Two Thousand Nine Hundred Forty Three Dollars ($50,052,943).

                   11.2  Payment of Allowed Senior Note Claims.
         Commencing on the Effective Date, each holder of an Allowed Senior Note Claim shall be entitled to receive:

                   (a) The aggregate principal amount of New Sassco Notes equal to such holder's Pro Rata Share of the Senior Note Sassco Note Amount.

                   (b) The aggregate number of shares of New Sassco Common Stock equal to such holder's Pro Rata Share of the Senior Note Sassco Stock Amount.

                   (c) The aggregate number of shares of Reorganized Leslie Fay Common Stock equal to such holder's Pro Rata Share of the Senior Note Leslie Fay Stock Amount.

                   (d) Such holder's Pro Rata Share of the Senior Note Cash Amount.

                                   ARTICLE XII

                    PROVISIONS FOR ALLOWANCE AND TREATMENT OF
                    SENIOR SUBORDINATED NOTE CLAIMS (CLASS 5)


                   12.1 Allowance of Senior Subordinated Note Claims. As of the Effective Date, the Senior Subordinated Note Claims are hereby allowed in the aggregate amount of Twenty-Five Million Twenty Nine Thousand Two Hundred Seventy Eight Dollars ($25,029,278).

                   12.2 Payment of Senior Subordinated Note Claims. Commencing on the Effective Date, each holder of an Allowed Senior Subordinated Note Claim shall be entitled to receive such holder's Pro Rata Share of:









                   (a) Four Hundred Eight Thousand (408,000) shares of New Sassco Common Stock and

                   (b) Two Hundred Four Thousand (204,000) shares of Reorganized Leslie Fay Common Stock.


                                   ARTICLE XIII

                             [Intentionally Omitted.]

                                   ARTICLE XIV
                        PROVISION FOR TREATMENT OF GENERAL
                            UNSECURED CLAIMS (CLASS 6)


                   Each holder of an Allowed General Unsecured Claim shall be entitled to receive distributions in accordance with
         Section 14.1 or 14.2 hereof.

                   14.1 Payment of Allowed General Unsecured Claims. Commencing on the Effective Date, each holder of an Allowed General Unsecured Claim shall be entitled to receive:

                   (a) The aggregate principal amount of New Sassco Notes equal to such holder's Pro Rata Share of the General Unsecured Sassco Note Amount.

                   (b) The aggregate number of shares of New Sassco Common Stock equal to such holder's Pro Rata Share of the General Unsecured Sassco Stock Amount.

                   (c) The aggregate number of shares of Reorganized Leslie Fay Common Stock equal to such holder's Pro Rata Share of the General Unsecured Leslie Fay Stock Amount.

                   (d) Such holder's Pro Rata Shares of the General Unsecured Cash Amount.

                   14.2 Allowed Claims of Two Hundred Fifty Dollars or More. Notwithstanding the provisions of Section 14.1 of the Plan, any holder of an Allowed General Unsecured Claim whose Allowed General Unsecured Claim is more than Two Hundred Fifty Dollars ($250.00), and who elects to reduce the amount of such Allowed Claim to Two Hundred Fifty Dollars ($250.00), shall, at such holder's option, be entitled to receive, based on such Allowed Claim as so reduced, distributions pursuant to Article XV hereof, in full settlement, satisfaction, release and discharge of such Allowed Claim. Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date. Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors.

                                    ARTICLE XV

                             PROVISIONS FOR TREATMENT
                         OF CONVENIENCE CLAIMS (CLASS 7)


                   15.1 On the Effective Date, each holder of an Allowed Convenience Claim shall be entitled to receive Cash equal to the amount of such Allowed Convenience Claim.









                                   ARTICLE XVI

                           PROVISIONS FOR TREATMENT OF
                    STATUTORILY SUBORDINATED CLAIMS (CLASS 8)


                   16.1  On the Effective Date, all Statutorily
         Subordinated Claims will be deemed expunged and extinguished.

                                   ARTICLE XVII

                           PROVISIONS FOR TREATMENT OF
                      LESLIE FAY EQUITY INTERESTS (CLASS 9)


                   17.1 On the Effective Date, all Allowed Leslie Fay Equity Interests shall be deemed extinguished and the certificates representing such Equity Interests, including, without limitation, Stock Options and Rights, shall be cancelled and of no force and effect.

                                  ARTICLE XVIII

                           PROVISIONS FOR TREATMENT OF
                         HUE EQUITY INTERESTS (CLASS 10)


                   18.1  On the Effective Date, in accordance with
         Section 2.2 of the Plan, Hue Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.

                                   ARTICLE XIX

                           PROVISIONS FOR TREATMENT OF
                      SPITALNICK EQUITY INTERESTS (CLASS 11)


                   19.1 On the Effective Date, in accordance with
         Section 2.2 of the Plan, Spitalnick Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.

                                    ARTICLE XX

                           PROVISIONS FOR TREATMENT OF
                      LICENSING EQUITY INTERESTS (CLASS 12)


                   20.1 On the Effective Date, in accordance with
         Section 2.2 of the Plan, Licensing Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.









                                   ARTICLE XXI

                           PROVISIONS FOR TREATMENT OF
                    RETAIL OUTLETS EQUITY INTERESTS (CLASS 13)


                   21.1  On the Effective Date, in accordance with
         Section 2.2 of the Plan, Retail Outlets Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.

                                   ARTICLE XXII

                           PROVISIONS FOR TREATMENT OF
                   RETAIL (ALABAMA) EQUITY INTERESTS (CLASS 14)


                   22.1  On the Effective Date, in accordance with
         Section 2.2 of the Plan, Retail (Alabama) Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.

                                  ARTICLE XXIII

                           PROVISIONS FOR TREATMENT OF
                 RETAIL (CALIFORNIA) EQUITY INTERESTS (CLASS 15)


                   23.1  On the Effective Date, in accordance with
         Section 2.2 of the Plan, Retail (California) Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.

                                   ARTICLE XXIV

                           PROVISIONS FOR TREATMENT OF
                    RETAIL (IOWA) EQUITY INTERESTS (CLASS 16)


                   24.1  On the Effective Date, in accordance with
         Section 2.2 of the Plan, Retail (Iowa) Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.

                                   ARTICLE XXV

                           PROVISIONS FOR TREATMENT OF
                  RETAIL (TENNESSEE) EQUITY INTERESTS (CLASS 17)


                   25.1  On the Effective Date, in accordance with
         Section 2.2 of the Plan, Retail (Tennessee) Equity Interests shall be deemed extinguished, and the certificates representing such Equity Interests shall be cancelled and of no force and effect.









                                   ARTICLE XXVI

                           PROVISIONS FOR TREATMENT OF
                          DISPUTED CLAIMS UNDER THE PLAN

                   26.1 Objections to Claims; Prosecution of Disputed Claims. The Debtors or Reorganized Leslie Fay shall object to the allowance of Claims filed with the Bankruptcy Court with respect to which it disputes liability in whole or in part.
         All objections shall be litigated to Final Order; provided, however, that Reorganized Leslie Fay (within such parameters as may be established by the Board of Directors of Reorganized Leslie Fay) shall have the authority to file, settle, compromise or withdraw any objections to Claims, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Leslie Fay shall file and serve all objections to Claims as soon as practicable, but in no event later than the Effective Date or such later date as may be approved by the Bankruptcy Court.

                   26.2  Estimation of Claims.  The Debtors or
         Reorganized Leslie Fay may at any time request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or Reorganized Leslie Fay previously have objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or Disputed Claim, the amount so estimated shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or Reorganization Leslie Fay may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

                   26.3  Payments and Distributions on Disputed Claims.
         (a) From and after the Effective Date, the Disbursing Agent shall remit to the Plan Administrator, and the Plan Administrator shall reserve and hold in trust for the benefit of each holder of a Disputed Claim, Cash, and New Securities in an amount equal to the Pro Rata distributions which the holder of such Disputed Claim would have received if it were an Allowed Claim based upon the lesser of the amount (i) of the Disputed Claim and (ii) estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code for purposes of allowance, which amount shall constitute and represent the maximum amount of such Claim if it ultimately becomes an Allowed Claim. Any Cash or New Securities reserved and held for the benefit of a holder of a Disputed Claim shall be treated as a payment and reduction on account of such Disputed Claim for purposes of computing (a) any additional amounts to be paid in Cash or distributed in New Securities in the event the Disputed Claim ultimately becomes an Allowed Claim, or (b) any interest payable in accordance with the Plan with respect to such Disputed Claim at the time or times such Cash or interests are reserved. Cash reserved for the benefit of holders of Disputed Claims shall be either (x) held by the Plan Administrator in trust for the benefit of such holders in an interest-bearing account or (y) invested in interest-bearing obligations issued by the United States Government, or by an agency of the United States Government and guaranteed by the United States Government, and having (in either case) a maturity of not more than thirty (30) days, pending determination of their entitlement thereto under the terms of the Plan.

                   (b) At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Plan Administrator shall remit to the Disbursing Agent for distribution to such holder the payments and distributions to which such holder is then entitled under the Plan, together with any interest which has accrued on the amount of Cash so reserved, but only to the extent that such interest is attributable to the amount of the Allowed Claim. Such payments shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order but in no event more than thirty (30) days thereafter. To the extent that a Disputed Claim ultimately becomes an Allowed Claim in an amount less than the Disputed Claim, the Plan Administrator shall remit to the Disbursing Agent the balance of any Cash and New Securities









         previously reserved for and on account of a Disputed Claim, for inclusion in Cash Available for Distribution and New Securities Available for Distribution, respectively.

                   (c) For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or received by the holders of Allowed Claims; provided, however, that the Plan Administrator shall withhold any payment until such distribution actually is made.

                                  ARTICLE XXVII

                    PROSECUTION OF CLAIMS HELD BY THE DEBTORS


                   27.1 Prosecution of Claims. From and after the Confirmation Date, Reorganized Leslie Fay shall, as a representative of the estates of the Debtors, litigate any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code and any other causes of action, rights to payments of claims that belong to the Debtors or Debtors in Possession, that may be pending on the Confirmation Date or instituted by Debtors thereafter, to a Final Order, and Reorganized Leslie Fay may compromise and settle such claims, without approval of the Bankruptcy Court (but with approval of, or within parameters established by, the Board of Directors of Reorganized Leslie Fay); provided, however, that, notwithstanding the foregoing, the Plan Administrator, as representative of all holders of Allowed Claims in Classes 3 through 6 (inclusive), shall, if directed by the Derivative Action Board, prosecute the Derivative Action, and the Plan Administrator may discontinue or compromise and settle the Derivative Action, with any necessary approval of the court in which such action is pending, and with approval of, or within parameters established by, the Derivative Action Board. The net proceeds of any such litigation or settlement (after satisfaction of all costs and expenses incurred in connection therewith) shall be remitted to the Disbursing Agent for inclusion in Cash Available for Distribution.

                   27.2 Net Payment by Defendants. Notwithstanding anything to the contrary herein, in the event that a defendant in a litigation of the kind described in Section 27.1 hereof is required by a Final Order to make payment (a "Disgorgement Payment") to Reorganized Leslie Fay, and such Disgorgement
         Payment (if so made) would give rise to a Claim, (a) such defendant will be required to pay (a "Net Payment") in Cash
         (and will have no Claim in respect thereof) only the excess, if any, of (i) the amount of such Disgorgement Payment over (ii) the fair market value of the distributions ("Initial Distributions") on such Claim pursuant to this Plan that would have been received by such defendant if such defendant had made such Disgorgement Payment (which fair market value shall be determined as of the date of such Net Payment by agreement between Reorganized Leslie Fay and such defendant, or by Final Order) and (b) if any distributions ("Subsequent Distributions") are made hereunder after such defendant makes such Net Payment, such defendant shall receive such defendant's Pro Rata Share of such Subsequent Distributions (or, at Reorganized Leslie Fay's election, the fair market value thereof determined as of the date of such Subsequent Distributions by agreement between Reorganized Leslie Fay and such defendant, or by Final Order), which Pro Rata Share shall be calculated as if such defendant had made such Disgorgement Payment and received Initial Distributions in respect thereof.

                                  ARTICLE XXVIII

                         ACCEPTANCE OR REJECTION OF PLAN;
               EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS


                   28.1 Impaired Classes to Vote. Each impaired Class of Creditors with Claims against the Debtors' estates shall be entitled to vote separately to accept or reject the Plan.









                   28.2 Acceptance by Class of Creditors. A Class of Creditors shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have accepted or rejected the Plan.

                   28.3 Cramdown. In the event that any impaired Class of Claims against the Debtors' chapter 11 estates shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Proponents reserve the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or amend the Plan.

                                  ARTICLE XXIX

                           IDENTIFICATION OF CLAIMS AND
                    EQUITY INTERESTS NOT IMPAIRED BY THE PLAN


                   29.1 Unimpaired Classes. All Claims and Equity Interests other than Claims and Equity Interests in Classes 1, 2 and 7 of the Plan, are impaired under the Plan.

                   29.2 Impaired Classes to Vote on Plan. The Claims and Equity Interests included in Classes 3, 4, 5 and 6 of the Plan are impaired and are therefore entitled to vote to accept or reject the Plan. In accordance with section 1126(g) of the Bankruptcy Code, Classes 8, 9, 10, 11, 12, 13, 14, 15, 16 and
         17 are deemed to have rejected the Plan.

                   29.3 Controversy Concerning Impairment. In the event of a controversy as to whether any Class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

                                   ARTICLE XXX

                      PROVISIONS FOR TIMING OF DISTRIBUTIONS


                   30.1 Time and Manner of Payments. Payments under the Plan shall be made to each holder of an Allowed Unsecured Claim as follows:

                   (a) Initial Payments. On or as soon as practicable after the Effective Date, the Disbursing Agent shall distribute, or cause to be distributed, to the Plan Administrator on behalf of holders of Disputed Claims, and to each holder of (i) an Allowed Bank Claim, (ii) an Allowed Senior Note Claim, (iii) an Allowed Senior Subordinated Note Claim and (iv) an Allowed General Unsecured Claim, such Creditor's share, if any, of Cash Available for Distribution and New Securities Available for Distribution as determined pursuant to Articles X, XI, XII and XIV hereof, respectively.

                   (b) Quarterly Payments. On the first (1st) Business Day that is after the close of one full calendar quarter following the date of the initial Effective Date distributions, and, thereafter, on each first (1st) Business Day following the close of calendar quarters, the Disbursing Agent shall distribute, or cause to be distributed, to the Plan Administrator on behalf of holders of Disputed Claims, and to each holder of (i) an Allowed Bank Claim, (ii) an Allowed Senior Note Claim, (iii) an Allowed Senior Subordinated Note Claim and (iv) an Allowed General Unsecured Claim, an amount equal to such Creditor's share, if any, of Cash Available for Distribution and New Securities Available for Distribution as determined pursuant to Articles X, XI, XII, XIII and XIV hereof, until such time as there are no longer any potential Cash or Interests Available for Distribution. Notwithstanding the foregoing, at the direction of the Plan Administrator, the Disbursing Agent shall retain each distribution to a Creditor under this Section 30.1(b) consisting of Fifty Dollars ($50) or less in aggregate principal amount of New Sassco Notes or Five
         (5) shares or less of New Sassco Common Stock or Reorganized Leslie Fay Common Stock; provided, however, that on the Final Distribution Date, the Disbursing Agent shall distribute, or cause to be distributed, to such









         Creditor, (i) the New Sassco Notes, if any, so retained, plus interest received thereon, if the aggregate principal amount thereof is greater than Fifty Dollars ($50), (ii) Cash in an amount equal to the aggregate principal amount of all New Sassco Notes so retained, plus interest received thereon, if such aggregate principal amount is Fifty Dollars ($50) or less,
         (iii) the New Sassco Common Stock or Reorganized Leslie Fay Common Stock, if any, so retained, if the number of shares of New Sassco Common Stock or Reorganized Leslie Fay Common Stock, as applicable, is greater than Five (5) and (iv) Cash in aggregate amount equal to the fair market value of the New Sassco Common Stock or Reorganized Leslie Fay Common Stock, if any so retained, if the number of shares of New Sassco Common Stock or Reorganized Leslie Fay Common Stock, as applicable, so retained is Five (5) or less.

                   30.2 Timeliness of Payments. Any payments or distributions to be made by the Debtors pursuant to the Plan shall be deemed to be timely made if made within twenty (20) days after the dates specified in the Plan.

                   30.3 Distributions by Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent at the direction of the Plan Administrator. The Disbursing Agent shall not be required to post any bond or surety or other security for the performance of its duties.
         The Disbursing Agent shall be deemed to hold all property to be distributed hereunder, in trust for the benefit of the Persons entitled to receive the same. The Disbursing Agent shall not hold an economic or beneficial interest in such property.

                   30.4  Calculation of Distribution Amounts of
         Securities. No fractional shares of Reorganized Leslie Fay Common Stock, or New Sassco Common Stock shall be issued. Fractional shares of Reorganized Leslie Fay Common Stock and New Sassco Common Stock shall be rounded to the next greater or next lower number of shares in accordance with the following method: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. For purposes of this Section 30.4, all references to holders of Allowed Claims herein shall refer to the beneficial owners of such Allowed Claims, and all calculations relating to the rounding provisions of this
         Section 30.4 shall be made based upon such beneficial ownership. The total number of shares or interests of Reorganized Leslie Fay Common Stock and New Sassco Common Stock to be distributed to a Class of Claims shall be adjusted as necessary to account for the rounding provided for in this
         Section 30.4.

                   30.5 Delivery of Distributions. Subject to the provisions of Rule 9010 of the Bankruptcy Rules, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim filed by such holders, or at the last known address of such a holder if no proof of claim is filed or if the Debtors have been notified in writing of a change of address.

                   30.6  Undeliverable Distributions.

                   (a) Holding of Undeliverable Distributions. If any distribution to any holder is returned to the Disbursing Agent as undeliverable, no further distributions shall be made to such holder unless and until the Disbursing Agent is notified, in writing, of such holder's then-current address. Undeliverable distributions shall remain in the possession of the Disbursing Agent until such time as a distribution becomes deliverable. All Persons ultimately receiving undeliverable Cash, including, without limitation, any interest earned thereon or dividends distributed with respect to Reorganized Leslie Fay Common Stock and New Sassco Common Stock shall not be entitled to any other interest or other accruals of any kind. Nothing contained in the Plan shall require the Disbursing Agent to attempt to locate any holder of an Allowed Claim.

                   (b) Failure to Claim Undeliverable Distributions. Any holder of an Allowed Claim that does not assert its rights pursuant to the Plan to receive a distribution within two (2) years from and after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against Reorganized Leslie Fay, Reorganized Leslie Fay Licensing Company, Reorganized Leslie Fay Operating Company, New Castleberry and New Sassco, or their respective property. In such cases, (x) the Disbursing Agent shall distribute unclaimed Cash and New Sassco Common Stock to holders of Allowed Claims in Classes 3, 4, 5, 6 and 7 on the Final Distribution Date with such









         holders to receive their respective Pro Rata distributions of such unclaimed Cash and New Sassco Common Stock in the manner provided for in Articles X, XI, XII, XIII and XIV of the Plan; and (y) any Reorganized Leslie Fay Common Stock held for dis-tribution on account of such Claims shall be cancelled and discharged as if it had never been issued in the first place.

                   30.7 Compliance with Tax Requirements. To the extent applicable, the Disbursing Agent, Reorganized Leslie Fay and New Sassco shall comply with all tax withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

                   30.8 Time Bar to Cash Payments. Checks issued by the Disbursing Agent on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Any amounts paid to the Disbursing Agent in respect of such a check shall be promptly returned to Reorganized Leslie Fay by the Disbursing Agent. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of (a) the second (2nd) anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check, if such check represents a final distribution hereunder on account of such Claim. After such date, all Claims in respect of voided checks shall be discharged and forever barred.

                   30.9  Distributions After Effective Date.
         Distributions made after the Effective Date to holders of Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

                   30.10 Set-Offs. Reorganized Leslie Fay may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors or Reorganized Leslie Fay may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Leslie Fay of any such claims, rights and causes of action that the Debtors or Reorganized Leslie Fay may possess against such holder.

                   30.11 Surrender and Cancellation of Instruments. Except as Reorganized Leslie Fay otherwise may agree, (a) each holder of a promissory note or other instrument evidencing a Claim shall surrender such promissory note or instrument to the Disbursing Agent, and the Disbursing Agent shall distribute or shall cause to be distributed to the holder thereof the appropriate distributions hereunder, (b) no distribution hereunder shall be made to or on behalf of any holder of such a Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of the Disbursing Agent and (c) in accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to (i) surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and
         (ii) in the event that the Disbursing Agent requests, furnish a bond in form and substance (including amount) reasonably satisfactory to the Disbursing Agent, within two (2) years from and after the Effective Date shall be deemed to have forfeited all rights, claims and interests and shall not participate in any distribution hereunder.

                   30.12 De Minimis Distributions. No Cash payment of less than Ten Dollars ($10.00) shall be made by the Disbursing Agent to any holder of an Allowed Claim unless a request therefor is made in writing to the Disbursing Agent.

                   30.13 HSR Compliance. Any shares of Reorganized Leslie Fay Common Stock or New Sassco Common Stock to be distributed hereunder to any Entity required to file a Premerger Notification and Report Form under Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such act to such Entity shall have expired or been terminated.









                   30.14 Termination of Subordination Rights and Settlement of Related Claims and Controversies. The classification and manner of satisfying all Claims under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim may have against other Claim Holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Section 29.14 shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim may have with respect to any Allowed Claim, or any distribution to be made on account of an Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, Reorganized Leslie Fay, New Sassco and their respective property and holders of Claims and is fair, equitable and reasonable.

                                   ARTICLE XXXI

                      RIGHTS AND POWERS OF DISBURSING AGENT


                   31.1 Exculpation. From and after the Effective Date, the Disbursing Agent shall be exculpated by all Persons and Entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence, willful misconduct or breach of fiduciary duty of such Disbursing Agent. No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with the Plan or for implementing the provisions of the Plan.

                   31.2 Powers of the Disbursing Agent. Except to the extent that the responsibility for the same is vested in the Plan Administrator pursuant to the Plan Administration Agreement, the Disbursing Agent shall be empowered to (a) take all steps and execute all instruments and documents necessary to effectuate the Plan, (b) make distributions contemplated by the Plan, (c) comply with the Plan and the obligations thereunder, (d) employ professionals to represent it with respect to its responsibilities, and (e) exercise such other powers as may be vested in the Disbursing Agent pursuant to order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan. The Disbursing Agent shall be bonded pursuant to arrangements with a bonding company in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee.

                   31.3 Expenses Incurred From and After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any fees and expenses incurred by the Disbursing Agent from and after the Effective Date (including taxes) and any compensation and expense reimbursement claims, including, without limitation, reasonable fees and expenses of counsel, made by the Disbursing Agent, shall be paid in Cash by Reorganized Leslie Fay.

                   31.4 Method of Payment. Payments of Cash to be made by the Debtors pursuant to the Plan shall be made, at the election of the Debtors, by check drawn on a domestic bank or by wire transfer of immediately available funds.









                                  ARTICLE XXXII

                              THE PLAN ADMINISTRATOR


                   32.1 Appointment of Plan Administrator. On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of the Plan Administrator (subject to the supervision of the Board of Directors of Reorganized Leslie Fay) pursuant to and in accordance with the provisions of the Plan and the Plan Administration Agreement.

                   32.2 Responsibilities of Plan Administrator. The responsibilities of the Plan Administrator shall include (a) liquidating Plan Assets, (b) facilitating Reorganized Leslie Fay's prosecution or settlement of objections to and estimations of Claims, (c) facilitating Leslie Fay's prosecution and/or settlement of claims and causes of action,
         (d) calculating and assisting the Disbursing Agent in implementing all distributions in accordance with the Plan, (e) filing all required tax returns and paying taxes and all other obligations on behalf of Reorganized Leslie Fay from funds held by Reorganized Leslie Fay, (f) periodic reporting to the Bankruptcy Court, of the status of the Claims resolution process, distributions on Allowed Claims and prosecution of causes of action, and (g) such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

                   32.3 Powers of Plan Administrator. The powers of the Plan Administrator shall, without any further Bankruptcy Court approval in each of the following cases, include (a) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by Reorganized Leslie Fay from funds held by the Plan Administrator and/or Reorganized Leslie Fay in accordance with the Plan, (b) the power to engage employees and professional persons to assist the Plan Administrator with respect to its responsibilities, (c) the power to dispose of, and deliver title to others of, Plan Assets on behalf of Reorganized Leslie Fay, (d) the power to compromise and settle claims and causes of action on behalf of or against Reorganized Leslie Fay, and (e) such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or as may be necessary and proper to carry out the provisions of the Plan.

                   32.4 Compensation of Plan Administrator. In addition to reimbursement for actual out-of-pocket expenses incurred by the Plan Administrator, the Plan Administrator shall be entitled to receive reasonable compensation for services rendered on behalf of Reorganized Leslie Fay in an amount and on such terms as may be agreed to by the Debtors or Reorganized Leslie Fay and the Creditors' Committee as reflected in the Plan Administration Agreement. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, determined by the Bankruptcy Court.

                   32.5 Termination of Plan Administrator. The duties, responsibilities and powers of the Plan Administrator shall terminate on the date set forth in the Plan Administration Agreement.

                                  ARTICLE XXXIII

                                    COMMITTEES

                   33.1  Creditors' Committee Composition and Term.
         From the Confirmation Date up to and including the Effective Date, the members of the Creditors' Committee appointed pursuant to section 1102 of the Bankruptcy Code, and their duly appointed successors, shall continue to serve. Upon the disallowance by Final Order of the Claim held by a Creditor that is a member of the Creditors' Committee, such membership shall terminate and no replacement shall be appointed. Upon the resignation, death or disability of a member of the Creditors' Committee, the Creditor having appointed such member shall have the right to designate a replacement. In the event such Creditor shall fail to designate a replacement, no other replacement may be appointed to the Creditors' Committee. Members of the Creditors' Committee shall serve without compensation but shall be









         entitled to reimbursement of their resonable out-of-pocket expenses which are attributable to their attendance at Creditor's Committee meetings. The Creditor' Committee shall be entitled to retain legal counsel and such other professionals as may be authorized by the Bankruptcy Court, the fees and expenses of which shall be entitled to payment as Administrative Expense Claims. On the Effective Date, the Creditors' Committee shall be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations.

                   33.2 Duties and Powers of the Creditors' Committee. Until the Effective Date, the duties and powers of the Creditors' Committee shall consist of the monitoring of litigation and settlements concerning Disputed Claims and claims of the Debtors in connection with the Seidman
         Litigation, and the consummation of the transactions contemplated by the Plan.

                   33.3 Equity Committee. On the Confirmation Date, the Equity Committee shall be dissolved and the members thereof and the professionals retained by the Equity Committee in accordance with section 327 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations, if the same has not occurred prior to the Confirmation Date.

                   33.4 Dissolution of Derivative Action Board. Upon termination of the Derivative Action by judgment, settlement or otherwise, the Derivative Action Board shall be dissolved and the members thereof shall be released and discharged from their respective fiduciary obligations.

                                   ARTICLE XXXIV

                     EXECUTORY CONTRACTS AND UNEXPIRED LEASES


                   34.1 Assumption of Executory Contracts and Unexpired Leases. Any executory contracts or unexpired leases which have not expired by their own terms on or prior to the Effective Date, which have not been rejected with the approval of the Bankruptcy Court, or which are not the subject of a motion to reject the same pending as of the Effective Date shall be deemed assumed by the Debtors in Possession on the Effective Date and assigned to New Sassco or Reorganized Leslie Fay, as applicable, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejections and assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code. The Debtors' collective bargaining agreement effective June 1, 1994 through May 31, 1997, with the Union of Needletrades, Industrial and Textile Employees ("UNITE"), the successor to the International Ladies' Garment Workers' Union ("ILGWU"), is binding on its successors, including successors due to a plan of reorganization. New Sassco and Reorganized Leslie Fay are bound by the terms and conditions of the extant collective bargaining agreement between the Debtors and UNITE.

                   34.2  Cure of Defaults for Assumed Executory
         Contracts and Unexpired Leases. Any monetary amounts required as cure payments on each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or upon such other terms and dates as the parties to such executory contracts or unexpired leases otherwise may agree. In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of the Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute.

                   34.3  Rejection Damage Claims.  Not later than ten
         (10) days prior to the Confirmation Date, the Debtors shall file with the Bankruptcy Court a list of executory contracts and unexpired leases to be rejected by the Debtors as of the Effective Date. If the rejection of an executory contract or unexpired lease by any of the Debtors results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or agents,









         successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors on or before fifteen (15) days after the later of (a) the Confirmation Date and (b) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease. Unless otherwise ordered by the Bankruptcy Court or provided in the Plan, all such Claims for which proofs of claim are timely filed will be treated as General Unsecured Claims subject to the provisions of Section
         13.1 of the Plan.

                                   ARTICLE XXXV

                CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN


                   35.1 Conditions Precedent to Effective Date of the Plan. The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

                   (a) Entry of the Confirmation Order. The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, in form and substance satisfactory to the Debtors and the Creditors' Committee, and the Confirmation Order shall have become a Final Order or such Confirmation Order shall not have been stayed, enjoined or restrained.

                   (b) Post-Consummation New Sassco Financing. The closing under each of the New Sassco Credit Agreement and the New Sassco Indenture shall have occurred or shall be ready to occur subject only to the occurrence of the Effective Date.

                   (c)  Post-Consummation Reorganized Leslie Fay
         Financing. The closing under the Reorganized Leslie Fay Credit Agreement shall have occurred or shall be ready to occur subject only to the occurrence of the Effective Date.

                   (d) Execution of Documents; Other Actions. All other actions and documents necessary to implement the Plan shall have been effected or executed. Without limiting the generality of the foregoing, the Disbursement Account(s) shall have sufficient Cash in order that Cash payments may be made on or about the Effective Date as, and to the extent, contemplated herein.

                   (e) Appointment of Plan Administrator. The Plan Administrator shall have been appointed in accordance with
         Article XXXII of the Plan and the Plan Administrator shall have executed the Plan Administration Agreement evidencing the Plan Administrator's agreement to serve in such capacity.

                   (f) Amendment to Reorganized Leslie Fay Certificate of Incorporation; Incorporation of Reorganized Leslie Fay Operating Company, Reorganized Leslie Fay Licensing Company and New Castleberry. The Amended Certificate of Incorporation of Reorganized Leslie Fay shall have become effective, and Reorganized Leslie Fay Operating Company, Reorganized Leslie Fay Licensing Company and New Castleberry shall have been incorporated pursuant to the Reorganized Leslie Fay Operating Company Certificate of Incorporation, the Reorganized Leslie Fay Licensing Company Certificate of Incorporation and the New Castleberry Certificate of Incorporation, respectively, and shall be authorized to conduct business.

                   (g) Incorporation of New Sassco. New Sassco shall have been incorporated pursuant to the New Sassco Certificate of Incorporation and shall be authorized to conduct business.

                   (h) Allowed Amount of Claims. The Debtors shall have filed with the Bankruptcy Court a statement that the Debtors believe, after conducting an analysis of the Claims in Class 6, that the Allowed Claims in such Class, together with the Allowed Claims in Classes 3, 4, 5 and 7, will not exceed Three Hundred Forty Million Dollars ($340,000,000.00) in aggre-gate amount.









                   (i) Satisfaction of Debtor in Possession Financing. All financing provided to the Debtors pursuant to section 364 of the Bankruptcy Code shall have been repaid or replaced, or other arrangements satisfactory to the lenders providing such financing, the Debtors and the Creditors' Committee, regarding the termination of such financing shall have been made.

                   35.2 Waiver of Conditions Precedent. Each of the conditions precedent in Section 35.1, other than those set forth in subsections (a) and (i) thereof, may be waived, in whole or in part, by the Proponents, in their respective discretion. Any such waiver of a condition precedent in
         Section 34.1 hereof may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action other than a writing.

                                  ARTICLE XXXVI

                         PROVISIONS FOR THE ESTABLISHMENT
                     AND MAINTENANCE OF DISBURSEMENT ACCOUNTS


                   36.1 Establishment of Disbursement Account. On or before the Effective Date, the Debtors shall establish one or more segregated bank accounts in the name of Reorganized Leslie Fay as Disbursing Agent under the Plan, which accounts shall be trust accounts for the benefit of Creditors pursuant to the Plan and utilized solely for the investment and distribution of Cash consistent with the terms and conditions of the Plan. On or before the Effective Date, the Debtors shall deposit into such Disbursement Account(s) all Cash and Cash Equivalents of the Debtors, less the sum of Four Million Dollars
         ($4,000,000.00) to satisfy the working capital needs of Reorganized Leslie Fay Operating Company as described in
         Section 3.2(g) hereof. From and after the Effective Date, the Plan Administrator shall deposit into the Disbursement Account(s) all Cash proceeds of Plan Assets less amounts, if any, necessary to supplement the amounts referred to in this Section
         36.1 of the Plan.

                   36.2 Maintenance of Disbursement Account(s). Disbursement Account(s) shall be maintained at one or more domestic banks or financial institutions of Reorganized Leslie Fay's choice having a shareholder's equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000.00). Reorganized Leslie Fay shall invest Cash in Disbursement Account(s) in Cash Equivalents; provided, however, that sufficient liquidity shall be maintained in such account or accounts to (a) make promptly when due all payments upon Disputed Claims if, as and when they become Allowed Claims, and
         (b) make promptly when due the other payments provided for in the Plan.

                                 ARTICLE XXXVII

                              EFFECT OF CONFIRMATION


                   37.1  Reorganized Leslie Fay Authority.

                   (a) General Authority. During the period from the Confirmation Date up to but not including the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtors, their property and their operations. On the Effective Date, Reorganized Leslie Fay, its property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, except as provided in Section 38.1 hereof.

                   (b) Compromise and Settlement of Certain Class of Controversies. From and after the Confirmation Date, all controversies pending before any court other than the Bankruptcy Court shall constitute a class of controversies under Rule 9019(b) of the Bankruptcy Rules and Reorganized Leslie Fay may compromise or settle any controversy in such class without further approval by the Bankruptcy Court.









                   37.2 Title to Assets; Discharge of Liabilities. Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in Reorganized Leslie Fay, New Sassco, Reorganized Leslie Fay Operating Company, Reorganized Leslie Fay Licensing Company or New Castleberry, as the case may be, in accordance with section 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the Debtors' liabilities except as provided in the Plan.

                   37.3 Discharge of Debtors. The rights afforded in the Plan and the treatment of all holders of Claims or Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims or Equity Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date against any of the Debtors or any of their respective estates or properties or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims and equity Interests in the Debtors will be satisfied, discharged and released in full exchange for the consideration provided for hereunder. All Persons and Entities shall be precluded from asserting against any Debtor, their successors, including, without limitation, Reorganized Leslie Fay, Reorganized Leslie Fay Operating Company, New Castleberry and New Sassco, their agents and employees, or their respective assets or properties, any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature arising from or related to the Debtors or the Chapter 11 Cases that occurred prior to the Effective Date.

                   37.4 Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order will provide, among other things, that all Persons or Entities who have held, hold or may hold Claims or Equity Interests are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against a Debtor, Reorganized Leslie Fay, Reorganized Leslie Fay Operating Company, Reorganized Leslie Fay Licensing Company, New Castleberry or New Sassco, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors, with respect to any such Claim.

                   37.5 Term of Existing Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                   37.6 Limited Release of Directors, Officers and Employees. As of the Effective Date, the Debtors shall be deemed to have waived and released their present and former directors, officers and employees who were directors, officers and employees, respectively, during the Chapter 11 Cases and on or before April 5, 1993, from any and all claims of the Debtors, including, without limitation, claims which the Debtors or Debtors in Possession otherwise have legal power to assert, compromise or settle in connection with the Chapter 11 Cases, arising on or prior to the Effective Date; provided, however, that this provision shall not operate as a waiver or release of any claim (i) in respect to any loan, advance or similar payment by any Debtor to any such person, (ii) in respect of any contractual obligation owed by such person to any Debtor, (iii) relating to such person's fraud or gross negligence, (iv) to the extent based upon or attributable to such person gaining in fact a personal profit to which such person was not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of the Debtors which are recoverable by the Debtors pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended, or (v) relating to such person's breach of fiduciary duty, other than those claims against which such directors, officers and employees were protected by the provisions of (a)
         Article VII of the Restated By-Laws of The Leslie Fay Companies, Inc., adopted as of August 1, 1986 and amended as of December 17, 1986 and March 6, 1990, (b) Article Eighth of the Restated Certificate of Incorporation of The Leslie Fay Companies, Inc., filed August 1, 1986 and (c) applicable law.

                   37.7 Exculpation. None of the Debtors, Reorganized Leslie Fay, the Plan Administrator, the Creditor Representative or any of their respective directors, officers, employees, advisors and agents (acting in such capacity), nor the Creditors' Committee, the Derivative Action Board and the Equity Committee and their respective members and professionals (acting in such capacity), shall have or incur any liability to any entity for any act taken or omitted to be taken in connection









         with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the disclosure statement related thereto or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan or, in the case of the Derivative Action Board, in connection with the prosecution, compromise and settlement or discontinuance of the Derivative Action; provided, however, that the foregoing provisions of this
         Section 37.7 shall not affect the liability of any entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, willful misconduct or breach of fiduciary duty. The Debtors, the Creditors' Committee and their respective advisors, attorneys and agents shall have no liability under the Plan to any Creditor or holder of an Equity Interest by virtue of being a proponent of the Plan, or, in the case of the Derivative Action Board, in connection with the prosecution, compromise and settlement or discontinuance of the Derivative Action.

                   37.8 Preservation of Rights of Action. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized Leslie Fay shall retain the sole and exclusive authority to enforce any claims, rights and causes of action that the Debtors or their chapter 11 estates may hold against any entity, including any claims, rights or causes of action arising under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code. Reorganized Leslie Fay may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized Leslie Fay.

                   37.9 Injunction. Except as provided herein, as of the Effective Date, all non-Debtor entities are permanently enjoined from commencing or continuing in any manner, any action or proceeding, whether directly, derivatively, on account of or respecting any claim, debt, right or cause of action of the Debtors or Reorganized Leslie Fay which the Debtors or Reorganized Leslie Fay, as the case may be, retain sole and exclusive authority to pursue in accordance with
         Section 27.1 of the Plan or which has been released by the Debtors or Reorganized Leslie Fay in accordance with Section
         37.6 of the Plan.

                                 ARTICLE XXXVIII

                            RETENTION OF JURISDICTION


                   38.1 Retention of Jurisdiction. The Bankruptcy Court shall retain and have exclusive jurisdiction over the Chapter 11 Cases for the following purposes:

                   (a)  to resolve any matters related to the
         assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date (pursuant to Section 34.3 of the Plan), to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

                   (b) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan;

                   (c) to determine any and all adversary proceedings, applications and contested matters other than any controversy in the class of controversies fixed in Section 28.3 hereof;

                   (d) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

                   (e) to hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or









         Equity Interest, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of secured or unsecured status or any Claim, in whole or in part;

                   (f) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

                   (g) to issue such orders in aide of execution of the Plan, to the extent authorized by section 1142 of the Bank-ruptcy Code;

                   (h) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

                   (i) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

                   (j) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or the extent of any entity's obligations incurred in connection with or released under the Plan;

                   (k) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided herein;

                   (l) to determine any other matters that may arise in connection with or relate to the Plan, the Disclosure State-ment, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

                   (m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                   (n) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

                   (o)  to enter a final decree closing the Chapter 11
         Cases.

                   38.2 Modification of Plan. The Proponents reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Proponents may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

                                  ARTICLE XXXIX

                            PROVISIONS FOR MANAGEMENT


                   39.1 Directors. As of the Effective Date, the directors of Reorganized Leslie Fay shall be such Persons as the Creditors' Committee and Pomerantz shall designate, in accordance with Section 5.4 hereof, subject to the approval of the Bankruptcy Court, on or prior to the Confirmation Date. As of the Effective Date, the directors of New Sassco shall be such









         Persons as the Creditors' Committee and Levine shall designate, in accordance with Section 4.5 hereof, subject to the approval of the Bankruptcy Court, on or prior to the Confirmation Date. Thereafter, the terms and manner of selection of the directors of Reorganized Leslie Fay and New Sassco shall be as provided in the Amended Bylaws of Reorganized Leslie Fay and New Sassco Bylaws (and, in the case of New Sassco, the Levine Employment Agreement), as applicable, as the same may be amended.

                   39.2 Officers. The officer(s) of the Debtors and Sassco on the Effective Date shall continue to serve as officer(s) of Reorganized Leslie Fay or New Sassco, as the case may be, after the Effective Date and until such time as they may resign, be removed or be replaced or their employment contracts, if any, may expire.

                   39.3 Employment Contracts. After the Effective Date, New Sassco and Reorganized Leslie Fay may enter into such employment contracts with its officers, agents or employees as the Board of Directors of New Sassco or the Board of Directors of Reorganized Leslie Fay, respectively, may approve.

                                    ARTICLE XL

               ARTICLES OF INCORPORATION AND BY-LAWS OF THE DEBTORS


                   40.1 Amendment of Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of the Debtors shall be amended on the Effective Date to read substantially as set forth in the Amended Certificate of Incorporation of Reorganized Leslie Fay and Amended Bylaws of Reorganized Leslie Fay.

                                   ARTICLE XLI

                             MISCELLANEOUS PROVISIONS


                   41.1 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Consummation Date.

                   41.2 Retiree Benefits. From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, Reorganized Leslie Fay shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy
         Code), at the level established in accordance with subsection
         (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, at the level and for the duration of the period during which each Debtor has obligated itself to provide such benefits.

                   41.3 Post-Effective Date Fees and Expenses. From and after the Effective Date, Reorganized Leslie Fay shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the professional persons thereafter incurred by Reorganized Leslie Fay or the Plan Administrator related to implementation and consummation of the Plan.

                   41.4 Severability. If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that









         each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                   41.5 Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an Exhibit hereto or document contained in the Plan Supplement provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of New York, without giving effect to principles of conflicts of laws.

                   41.6 Notices. All notices, requests, and demands to or upon the Debtors or Reorganized Leslie Fay to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                   The Leslie Fay Companies, Inc.
                   1412 Broadway
                   New York, New York 10018
                   Attention:     General Counsel
                   Telecopier: (212) 221-4285
                   Telephonic Confirmation: (212) 221-4160

                   With a copy to:

              (1)  Weil, Gotshal & Manges LLP
                   767 Fifth Avenue
                   New York, New York 10153
                   Attention:  Alan B. Miller, Esq.
                   Telecopier: (212) 735-4965
                   Telephonic Confirmation: (212) 310-8272

                        - and -

              (2)  The Official Committee of Unsecured
                   Creditors of The Leslie Fay Companies, Inc.
                   c/o Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, New York 10019
                   Attention:  Chaim J. Fortgang, Esq.
                   Telecopier: (212) 403-2000
                   Telephonic Confirmation: (212) 403-1000

                   41.7 Closing of Cases. Reorganized Leslie Fay shall, promptly upon the full administration of the Chapter 11 cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.









                   41.8  Section Headings.  The section headings
         contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

         Dated:    New York, New York
                   April 18, 1997


                                     Respectfully submitted,

                                     THE LESLIE FAY COMPANIES, INC.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman


                                     LESLIE FAY LICENSING CORP.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman


                                     HUE, INC.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman


                                     SPITALNICK CORP.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman


                                     LESLIE FAY RETAIL OUTLETS, INC.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman










                                     LESLIE FAY FACTORY OUTLET
                                      (ALABAMA), INC.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman


                                     LESLIE FAY FACTORY OUTLET
                                      (CALIFORNIA), INC.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman

                                     LESLIE FAY FACTORY OUTLET
                                      (IOWA), INC.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman


                                     LESLIE FAY FACTORY OUTLET
                                      (TENNESSEE), INC.


                                     By: /s/ John J. Pomerantz
                                        Name:  John J. Pomerantz
                                        Title: Chairman




























         /s/ Alan B. Miller               /s/ Richard G. Mason
         ALAN B. MILLER (AM 2817)         Richard G. Mason (RM 0698)
         A Member of the Firm             A Member of the Firm
         WEIL, GOTSHAL & MANGES LLP       WACHTELL, LIPTON, ROSEN & KATZ
         Attorneys for Debtors and        Attorneys for the Official
          Debtors in Possession            Committee of Unsecured Creditors
         767 Fifth Avenue                  of The Leslie Fay Companies, Inc.
         New York, New York  10153        51 West 52nd Street
         (212) 310-8000                   New York, New York 10019
                                          (212) 403-1000













































                                Exhibit A to Plan

                        Certain Terms of, and Restrictions
                        on, New Sassco Management Options

         A. Grant of Senior Management Options. New Sassco Management Recipients will receive New Sassco Management Options to purchase New Sassco Stock on a fully-diluted basis, as follows.

                   i. Effective Date. On the Effective Date, New Sassco Management Options (the "Initial
                        Options") will be granted for 10% of the New
                        Sassco Stock.

                   ii. 1997 Fiscal Year. If New Sassco achieves an EBITDA of at least $29,000,000 in the 1997 fiscal year, New Sassco Management Options (the "1997 Options") will be granted for an additional 5% of the New Sassco Stock.

                   iii. 1998 Fiscal Year.  If New Sassco achieves an
                        EBITDA of $33,000,000 for the 1998 fiscal year, New Sassco Management Options (the "1998
                        Options") will be granted for an additional 5% of the New Sassco Stock.

                   iv. Home Run. If New Sassco achieves an EBITDA of $44,000,000 in or before the 2001 fiscal year, New Sassco Management Options (the "Home Run Options") will be granted for an additional 2.5% of the New Sassco Stock.

                   v. Alternative Grant. If the 1997 Options and/or 1998 Options are not granted pursuant to clauses
                        (a)(ii) and (a)(iii) above, New Sassco
                        Management Options will be granted in equivalent amounts if, in the 1999 fiscal year, New Sassco achieves an EBITDA equal to the lesser of (x) $37,500,000 and (y) the Budgeted EBITDA (as defined in Exhibit B) for the 1999 fiscal year.

         B.   Additional Terms of New Sassco Management Options.

                   i. Vesting of Initial Options. 25% of the Initial Options will vest on the Effective Date. 15% of the Initial Options will vest on each of the first five Anniversaries. Notwithstanding the foregoing, vesting will occur automatically upon the death, permanent disability, termination without cause or resignation for good reason of the Management Recipient.

                   ii. Transferability of Initial Options. Vested Initial Options held by a New Sassco Management Recipient will become transferable during the periods set forth in column 1 below in an amount equal to such Management Recipient's ratable share of the percentage of aggregate vested and non-vested Initial Options set forth in column 2 below:

                         1                                     2

                   Prior to the first Anniversary             0%

                   On and after the first Anniversary         10%

                   On and after the second Anniversary        10%

                   On and after the third Anniversary         10%

                   On and after the fourth Anniversary        25%

                   On and after the fifth Anniversary         45%







                   Notwithstanding the above, Levine will have the right to sell up to $1 million per year (based upon actual gross sales price) on a cumulative basis (i.e., up to $1 million on and after the first Anniversary, up to $2 million (less prior sales) on and after the second Anniversary, etc.) of his vested New Sassco Management Options and/or stock acquired upon exercise of New Sassco Management Options, subject to applicable law.

              iii. Vesting of Other Senior Management Options.  1997
                   Options and 1998 Options, if granted, will vest in accordance with the schedule set forth above for Initial Options (as if they had been granted on the Effective Date). Home Runs Options, if granted, will vest immediately upon the date of grant.

              iv. Transferability of Other Senior Management Options. 1997 Options and 1998 Options, if granted, will be transferable in accordance with the schedule set forth above for Initial Options (as if they had been granted on the Effective Date). Home Runs Options, if granted, will be transferable immediately upon the date of grant.

              v. Exercise Price. The exercise price of New Sassco Management Options will be the average market price of New Sassco Stock during the (i) ten days before the thirtieth day after the Effective Date and
                   (ii) ten days after such thirtieth day.

              vi. Cashless Exercise. New Sassco Management Recipients will be allowed to exercise New Sassco Management Options on a cashless basis. The value of the block of New Sassco Stock to be used as "currency" in the exercise will be the average market price over the fifteen-day trading period immediately prior to the date of exercise, less (in the case of New Sassco Management Options exercised on or before the end of the thirtieth month immediately following the Effective Date) the discount, if any, that an independent broker retained by New Sassco determines to be appropriate in order to reflect "thinness" of trading volume over such period when compared to the amount of "currency" stock.

              vii. Exercise Period.  New Sassco Management Options will
                   be exercisable from the date of vesting thereof until
                   (i) the ninetieth day following the date of the New Sassco Management Recipient's retirement, resignation (other than for good reason) or termination for cause, if the same occurs prior to the fifth Anniversary, (ii) the later of (x) the end of the sixth calendar month following the sixth Anniversary and (y) eighteen months following the date of termination of employment, if the New Sassco Management Recipient remains employed by New Sassco through, or is terminated without cause or resigns for good reason prior to, the fifth Anniversary or
                   (iii) in the event of the death or permanent disability of a New Sassco Management Recipient, the earlier of (x) the end of the second calendar year after the date of such death or permanent disability and (y) the end of the sixth calendar month following the sixth Anniversary. All New Sassco Management Options not exercised by such date will expire automatically.

             viii. Forfeiture.  In the event that a New Sassco
                   Management Recipient is terminated for cause or voluntarily retires or resigns other than for good reason, all non-vested New Sassco Management Options received by such New Sassco Management Recipient will be automatically forfeited to, and cancelled by, New Sassco.







                                Exhibit B to Plan

                  Principal Terms of Levine Employment Agreement


                   On the Effective Date, Levine and Now Sassco will enter into a five-year employment contract. In addition to the compensation terms set forth below, such contract will contain customary terms and provisions, including a non-competition agreement by Levine expiring on the fifth Anniversary.

         A. Base Salary. Levine's base salary will be $2 million per annum.

         B. Bonus. Commencing with the 1998 fiscal year, Levine will be entitled to annual bonuses based upon New Sassco's achievement of EBITDA targets as set forth below, so long as he remains employed by New Sassco:

                   i. 1998 fiscal year. If New Sassco's EBITDA for the 1998 fiscal year (the "1998 EBITDA") is at least $34 million, Levine will earn a cash bonus (the "1998 Bonus") equal to the sum of (x) $500,000 plus (y) 50% of 1998 EBITDA in excess of $34 million; provided, however, that (aa) in no event shall the 1998 Bonus exceed $1.5 million and (bb) in the event that New Sassco's 1998 EBITDA is less than $36.5 million, New Sassco shall defer payment of $500,000 of the 1998 Bonus and pay the same to Levine promptly after the first fiscal year following the 1998 fiscal year in which New Sassco's EBITDA is at least $36.5 million.

                   ii. 1999 fiscal year and thereafter. For each fiscal year following the 1998 fiscal year, if New Sassco's EBITDA is (a) less than or equal to 85% of the Budgeted EBITDA (as hereinafter defined) for such year (the "Minimum Percentage"), Levine will receive no bonus or
                        (b) greater than the Minimum Percentage, Levine will receive a cash bonus of $100,000 or portion thereof for each percentage point or portion thereof of such Budgeted EBITDA by which such EBITDA exceeds the Minimum Percentage; provided, however, that Levine shall not be entitled to a bonus in excess of $1.5 million for any fiscal year. "Budgeted EBITDA" for any fiscal year shall be the single EBITDA target for such fiscal year contained in the operating budget established by the New Sassco board of directors (the "New Sassco Board") in good faith for New Sassco as a whole.

         C.  Termination.

                   i. Termination for Cause. If Levine is terminated for "cause", Levine will receive the following, prorated through the date of termination: (i) his base salary plus (ii) if Levine is terminated pursuant to paragraph (c)(iii)(c) below, his bonus, if any, for the fiscal year of such termination.

                   ii. Termination Without Cause, or Resignation for Good Reason. If Levine is terminated without "cause" or resigns for "good reason", Levine will receive the present value of his base salary for the remainder of his contract term (using a 10% discount factor) (the "Termination Amount"); provided, however, that if the sole basis for Levine's resignation for "good reason" is a "change in control" of New Sassco, Levine will receive only 57% of the Termination Amount.

                   iii. Definition of "Cause".  "Cause" will be defined
                        as (a) conviction of Levine for a felony; (b) perpetration by Levine of (x) an illegal act which causes significant economic injury to New Sassco or (y) a common law fraud against New Sassco; or (c) willful violation by Levine (following a warning in writing with respect thereto from the New Sassco Board) of a specific written direction from the New Sassco Board concerning one or more matters material to New Sassco's business and not within the purview of Levine as Chief Executive Officer as described in the next succeeding sentence ("Material Insubordination"). It is understood that the day-to-day operations of New Sassco shall be within the purview of Levine as Chief Executive Officer to the maximum extent consistent with the standards in New Sassco's industry for comparable public companies. In the event of a dispute by the







                        parties, the issue of whether Levine has committed Material Insubordination will be submitted to arbitration.

                   iv.  "Good reason" will be defined as the
                        continuation of any of the following events for more than ten (10) days after New Sassco's receipt from Levine of written notice thereof.

                        (a)  Levine shall fail to be re-elected as a
                             Director of New Sassco and as chairman of the New Sassco Board of Directors or shall be removed from such position or the position of Chief Executive Officer of New Sassco at any time during the term of his employment (other than for "cause"), or Levine's designee(s) or observer shall fail to be re-elected or shall be removed as a Director or observer during such term, or the size of the New Sassco Board of Directors shall be expanded and Levine shall not be given reasonable opportunity to designate one or more additional
                             Directors such that Levine and all
                             Directors designated by Levine shall
                             comprise at least 28% of the membership of the New Sassco Board of Directors;

                        (b)  Levine shall fail to be vested with the
                             powers and authority of Chief Executive
                             Officer of New Sassco as described above, or the powers and authority of such position or his authority and responsibilities with respect thereto shall be diminished in any material respect;

                        (c) Levine shall have assigned to him without his express written consent any duties, functions, authority or responsibilities that are materially inconsistent with Levine's positions described above;

                        (d) Levine's principal place of employment is changed to a location more than twenty-five miles from the prior location without Levine's prior written consent;

                        (e)  any material failure by New Sassco to
                             comply with any of the provisions of
                             Levine's employment agreement including, without limitation, failure to make any material payment required to be made by New Sassco within five (5) business days after the date such payment is required to be made;

                        (f) any purported termination by New Sassco of Levine's employment otherwise than as expressly permitted by, and in compliance with all conditions and procedures of, Levine's employment agreement;

                        (g) New Sassco shall fail to comply with the provisions of Levine's employment agreement concerning (i) maintenance of directors and officers liability insurance and (ii) assumption of New Sassco's obligations under Levine's employment agreement by successors to New Sassco, or

                        (h) a "change in control" shall have occurred with respect to New Sassco.

         D.  Miscellaneous.

                   i. Levine's affiliate's claims of $1,450,000 against Leslie Fay will be allowed in full as pre-petition, unsecured claims and will receive their ratable share of distributions to the Creditors. Leslie Fay's claims against Levine will be released in full.

                   ii. Levine and his affiliates will be reimbursed in the aggregate amount of $200,000 for their out-of-pocket expenses in connection with this transaction and their prior efforts to purchase Sassco.







                                Exhibit C to Plan

                  Reorganized Leslie Fay Employment Arrangements


         A. Salary. The following Reorganized Leslie Fay Senior Managers will have employment contracts with Reorganized Leslie Fay that will expire on the first anniversary of the Effective Date, at the corresponding per annum salaries and allowances (collectively with the bonuses described in paragraph 3 below, "Compensation"):

                          Base Salary  Auto Allowance Clothing Allowance
                          ===========  ============== ==================

              J. Pomerantz   $ 430,000   Company car   $  0
              J. Ward          400,000   $1140/month      0
              C. Bandel        250,000   900/month      200/month
              D. Fellicetti    325,000   900/month        0
              W. Wishart       200,000   900/month        0
                            $1,605,000

         B. Termination Pay. If a Reorganized Leslie Fay Senior Manager is terminated without cause (including Reorganized Leslie Fay determination (other than for cause) not to renew the Reorganized Leslie Fay Senior Manager's contract at the end of its term), the Reorganized Leslie Fay Senior Manager will receive severance equal to: (a) if the termination occurs in conjunction with a change of control, the remaining Compensation under the Reorganized Leslie Fay Manager's contract plus the greater of (i) one year's Compensation minus profits, if any, realized on options, or option stock, in connection with the change of control and (ii) six months' Compensation and (b) if the termination does not occur in conjunction with a change of control, the greater of (i) six months' Compensation and
              (ii) the remaining Compensation due under the Reorganized Leslie Fay Senior Manager's contract.

         C.   Cash Bonuses.

              i. Amount. If Reorganized Leslie Fay EBITDA (before profit sharing, excluding Castleberry and "Transco" allocation (as defined in the financial reporting package periodically presented to the Creditors' Committee) and including Hue licensing revenue) is greater than or equal to 85% ("Minimum Percentage") of Target EBITDA (as defined in Exhibit D), Reorganized Leslie Fay Senior Managers (including J. Pomerantz) will earn aggregate annual cash bonuses ("Cash Bonus Pool") equal to the sum of (a) 9.6% of Reorganized Leslie Fay EBITDA plus (b) 0.2% of Reorganized Leslie Fay EBITDA for each percentage point, if any, of Target EBITDA by which Reorganized Leslie Fay EBITDA exceeds the Minimum Percentage; provided, however, that the Cash Bonus Pool shall not exceed 12.5% of Reorganized Leslie Fay EBITDA.







                                Exhibit D to Plan

                       Reorganized Leslie Fay Stock Options


                   Reorganized Leslie Fay Senior Managers will receive nontransferable Reorganized Leslie Fay Stock Options as follows (to be shared among members of senior management as they agree):

         A. Options for 5% of Reorganized Leslie Fay common stock upon the Effective Date. One third of such options will vest on each of first three anniversaries of Effective Date; provided, however, that all options will vest immediately upon a change of control. Strike price will equal a $21,000,000 Reorganized Leslie Fay valuation (or $6.18 per share based on 3,400,000 shares).

         B. Options for another 5% of Reorganized Leslie Fay common stock (at same strike price) if Reorganized Leslie Fay's 1996 Target EBITDA is achieved. One third of such options will vest on each of first three anniversaries of grant; provided, however, that all options will vest immediately upon a change of control.

         C. Options for another 7.5% of Reorganized Leslie Fay common stock (at same strike price) if a "Home Run" is achieved. All such options vest upon occurrence of "Home Run." "Home Run" will be defined as a business combination, underwritten equity offering or other similar corporate transaction pursuant to which the enterprise value imputed to Reorganized Leslie Fay is at least:

                   i. $40 million if the transaction occurs on or before the first anniversary of the Effective Date; provided, however, that if the enterprise value is $37.5 million, "Home Run" options will be granted for 2.5% of Reorganized Leslie Fay common stock, with another 0.1% granted for each additional $50,000 in enterprise value up to $40 million.

                   ii. $60 million if the transaction occurs on or before the second anniversary of the Effective Date; provided, however, that if the enterprise value is $45 million, "Home Run" options will be granted for 2.5% of Reorganized Leslie Fay common stock, with another 0.1% granted for each additional $300,000 in enterprise value up to $60 million.

                   iii. $80 million if the transaction occurs on or
                        before the third anniversary of the Effective Date; provided, however, that if the enterprise value is $60 million, "Home Run" options will be granted for 2.5% of Reorganized Leslie Fay common stock, with another 0.1% granted for each additional $400,000 in enterprise value up to $80 million, or

                   iv. $100 million if the transaction occurs after the third anniversary of the Effective Date; provided, however, that if the enterprise value is $75 million, "Home Run" options will be granted for 2.5% of Reorganized Leslie Fay common stock, with another 0.1% granted for each additional $500,000 in enterprise value up to $100 million.

                   For purposes of the foregoing thresholds, a transaction that was begun in the prior year (pursuant to execution of definitive documentation) but not consummated until the following year, will be valued as occurring in the prior year.

         D. Target EBITDA. "Target EBITDA" means (i) for 1996, $4.2 million (before profit sharing, excluding Castleberry, and including Hue licensing revenues), (ii) for 1997, the projected EBITDA used by Reorganized Leslie Fay to procure exit financing from the Chapter 11 Cases and (iii) for all years thereafter, the target EBITDA for Reorganized Leslie Fay established by the Reorganized Leslie Fay board of directors.

         E. Board of Directors. The initial board of directors will have seven members, five of whom will be designees of the Committee and two of whom will be Pomerantz and a designee of Pomerantz.



        Index No.  93 B 41724 (TLB)        Year 19  97

        UNITED STATES BANKRUPTCY COURT
        SOUTHERN DISTRICT OF NEW YORK
        ======================================================================

        In re

        THE LESLIE FAY COMPANIES, INC.,
        et al.,

                      Debtors.

        ======================================================================

                        FOURTH AMENDED AND RESTATED JOINT PLAN OF
              REORGANIZATION FOR DEBTORS PURSUANT TO CHAPTER 11 OF THE UNITED
           STATES BANKRUPTCY CODE PROPOSED BY DEBTORS AND CREDITORS' COMMITTEE

        =======================================================================

                                   WEIL, GOTSHAL & MANGES LLP

                      Attorneys for The Leslie Fay Companies, Inc.

                                        767 FIFTH AVENUE
                          BOROUGH OF MANHATTAN, NEW YORK, N.Y. 10153
                                        (212) 310-8000

       ========================================================================

       To:

       Attorney(s) for

       ========================================================================

       Service of a copy of the within                      is hereby admitted.

       Dated:
                                ...............................................

                                Attorney(s) for

        =======================================================================
        PLEASE TAKE NOTICE
         Check Applicable Box

            [  ]       that the within is a true copy of a
         NOTICE OF     entered in the office of the clerk of the within named
           ENTRY       court on                                           19


            [  ]       that an Order of which the within is a true copy will be
         NOTICE OF     presented for settlement to the Hon.
         SETTLEMENT              one of the judges of the within named Court,
                       at
                       on                   19    , at             M.

        Dated:

                                               WEIL, GOTSHAL & MANGES LLP
                                 Attorneys for


                                                    767 FIFTH AVENUE
                                    BOROUGH OF MANHATTAN, NEW YORK, N.Y. 10153
        To:

        Attorney(s) for